File No. 333-262483

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELITE PERFORMANCE HOLDING CORPORATION

Nevada		82-5034226
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

3301 Ne 1st Ave. Suite M704

Miami FL 33137

(844) 426-2958

(Address, including zip code, and telephone number, including area code,

of registrant’s principle offices)

Legal Inc Corporate Services Inc.

1810 East Sahara Ave. Suite 215,

Las Vegas NV 89104

844.386.0178

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

Subject to completion, dated _________________, 2022

ELITE PERFORMANCE HOLDING CORPORATION

15,000,000 Shares of Common Stock Offered by the Company

$0.10 per share

This is the initial public offering of our common stock, par value $0.0001 per share. We are selling 15,000,000 shares of our common stock at a fixed price of $0.10 for the duration of the Offering.

This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Currently, we have no plans to list our securities on any national securities exchange.

When this Registration Statement under the Securities Act of 1933 becomes effective, Section 15(d) requires us to file the reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by the Registration Statement, which is this case is our Common Stock for at least the year in which the Registration Statement goes effective "to assure a stream of current information about an issuer for the benefit of purchasers in the registered offering, and for the public, in situations where Section 13 of the Exchange Act would not otherwise apply." We must continue to file these reports until the Section 15(d) reporting obligation for each class of securities is suspended.

The Section 15(d) reporting obligation is suspended while a class of securities is registered under Section 12 of the Exchange Act; however, we have no plans to register our Common Stock under Exchange Act Section 12. So, for us, there are two other ways in which our Section 15(d) reporting obligation may be suspended. First, Section 15(d) provides for an automatic statutory suspension of this reporting obligation if, on the first day of any fiscal year other than the fiscal year in which a Securities Act Registration Statement became effective, there are fewer than 300 record holders of the class of securities offered under the Securities Act registration statement. Second, an issuer may seek to avail itself of the suspension provided by Rule 12h-3 at any time during the issuer's fiscal year if it meets the conditions of the rule.

In order to rely on Rule 12h-3, the issuer:

•	must be current in its Exchange Act reporting obligations;
•	must have (1) fewer than 300 record holders of the class of securities offered under the Securities Act registration statement; or (2) fewer than 500 record holders and its assets must not have exceeded $10 million on the last day of each of the issuer's three most recent fiscal years; and
•	must not have had a Securities Act registration statement relating to that class of securities become effective in the fiscal year for which the issuer seeks to suspend reporting, or have had a registration statement that was required to be updated by Section 10(a)(3) of the Securities Act during the fiscal year for which the issuer seeks to suspend reporting, and, if the issuer is relying on the fewer than 500 record holder and $10 million in assets threshold noted above, during the two preceding fiscal years.

The Section 15(d) reporting requirements are scaled down from the Exchange Act reporting requirements for a company with a class of securities registered under Section 12. In particular, a company that is only subject to Section 15(d) need only comply with the Section 13 reporting obligations and need not comply with the federal proxy rules and third-party tender offer rules in Section 14, the officer/director and 10% shareholder reporting requirements in Section 16 or the 5% or greater shareholder reporting requirements in Sections 13(d), (g) and (f) of the Exchange Act.

If our Section 15(d) reporting obligation is suspended, our shareholders may be unable to sell our Common Stock, due to the different treatment of securities registered under Section 15(d) and those securities for which the Section 15(d) reporting obligation is suspended.  Rule 144 of the Securities Act sets forth certain requirements for the use of Section 4(a)(1) for the resale of securities. Rule 144 requires compliance with certain conditions, including a holding period. The length of the holding period is determined by whether the public company “has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.” The holding period for a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act is six months as opposed to one year for one that is not. A filer that is not subject to the reporting requirements and therefore is subject to the longer one-year hold period. Accordingly, in order for a shareholder to calculate its required holding period under Rule 144, the shareholder (and any attorney writing a Rule 144 opinion letter) must determine whether the company is subject to the Exchange Act reporting requirements.

Effective November 17, 2021, as set forth in SEC Order, Release No. 93585, the registration of our shares of common stock was revoked due to our failure to comply with Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder because we did not file any periodic reports with the Commission since the period ended December 31, 2019.  We currently have no plans to register our securities under Exchange Act Section 12, but upon the effectiveness of this registration statement, we will be required to file reports pursuant to Exchange Act Section 15(d), unless and until that obligation is suspended.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering.

This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offeror sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

We currently have a limited accounting staff and if we fail to develop or maintain an effective system of internal controls, we may not be able to report our financial results timely and accurately or prevent fraud, which would likely have a negative impact on the market price of our common units.

We were previously subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Effective internal controls are necessary for us to provide reliable and timely financial reports, prevent fraud, and to operate successfully as a publicly traded company. Going forward, the company plans to maintain the timely filing of unaudited quarterly and a yearly audited financial statement under Exchange Act Section 15(d) unless and until that obligation is suspended.

PREFERRED SERIES A WITH SUPER VOTING RIGHTS

Founder and Chief Executive Officer Joseph Firestone and co-Founder Jon McKenzie each own 5 million shares of Series A Preferred Stock which has sufficient voting power with super voting rights at a ratio of 1:20 to control the vote on substantially all corporate matters. Accordingly, Mr. Firestone and Mr. McKenzie will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Gross Proceeds

Per Share
25% of Offering Sold	3,750,000	$0.10		$375,000
50% of Offering sold	7,500,000	$0.10		$750,000
75% of Offering Sold	11,250,000	$0.10		$1,125,000
Maximum Offering sold	15,000,000	$0.10		$1,500,000

(1)  Assuming an initial public offering price of $0.10 per share, as set forth on the cover page of this prospectus.

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ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “Elite” and the “Company” refer to Elite Performance Holding Corporation

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements.

Overview

Elite Performance Holding Corporation (“EPH”) was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage and energy markets. The team is composed of highly experienced business, marketing and sales executives in the beverage and nutritional space, who are passionate about health and nutrition.

On February 2, 2018, the Company closed on a Stock Exchange Agreement (“SEA”) with Elite Beverage International Corp. (“Elite Beverage”). Pursuant to the SEA, we purchased all of Joey Firestone and Jon McKenzie’s 100,000,000 common shares and 10,000,000 preferred shares in Elite Beverage, which gave the Company ownership of all of its assets and liabilities in exchange for 50,000,000 common shares and 10,000,000 preferred shares of the Company. Following the SEA, Elite Beverage is a 100% wholly owned subsidiary of Elite Performance Holding Corp.

Elite Beverage was formed on November 29, 2017 (inception) and is currently producing a first of its kind functional sports beverage. B.Y.L.T.® (Beyond Your Limit Training) sports drink is the first to combine the benefits of hydration, muscle repair, fat oxidation, and recovery all-in-one great tasting beverage. Whether you are looking to achieve optimal performance on the baseball field, basketball court, soccer field, in the gym or any competitive sport, B.Y.L.T.® provides the competitive edge every athlete actively seeks. This unique product is designed with scientifically dosed key ingredients to bridge the gap between the current sports drinks filled with refined sugars that have serve no function, hydration beverages, and dietary supplements, without the crash from sugars or jitters from caffeine which eventually leads to a decrease in performance for athletes. B.Y.L.T.® is not only designed to enhance performance and support the intense physical demand of athletes but be safe and backed by science.

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This acquisition was accounted for as an acquisition by entities under common control due to the fact that both Elite Performance Holding Corp. and Elite Beverage were commonly held by Joey Firestone and Jon McKenzie. The ownership structure of the Company did not change as a result nor did any of its officer’s change positions.

The mission of Elite Performance Holding Corp. is to aggressively seek and acquire companies with niche products that are first to market and can be exploited in the 35 billion dollar nutritional and sport beverage industries. The goal of EPH is to effectuate its unique business model through strategic branding and marketing, to aggressively scale companies to size, and operate them efficiently to maximize growth, revenue production and eventual net income. On February 2, 2018, a contribution and assignment agreement was executed by Joey Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of common stock, $0.0001 par value, for a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage International Corp., a Nevada corporation (the “Company”), which shares represented all authorized, issued and outstanding shares of the Company.

Founder and Chief Executive Officer Joey Firestone and co-Founder Jon McKenzie have sufficient voting power through their ownership of Series A Preferred Stock with super voting rights equal to 20 votes per share to control the vote on substantially all corporate matters. Accordingly, Mr. Firestone and Mr. McKenzie will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business.

Our Products and Services

Elite Beverage International Corp will offer a first to market functional beverage called B.Y.L.T. (acronym for Beyond Your Limit Training). B.Y.L.T. was created to change the way you supplement your training to help you reach your goals faster and outpower and outlast your competitors during any type of physical activity, especially the most grueling ones. Patented SmartCarb® technology, made of 20g of Palatinose and a 5g of BCAAs, it is designed to boost endurance, maintain proper glucose levels during training, and enhance recovery. Along with Spectra’s potent antioxidant protection and HydroMax’s superior blood-flow enhancing properties, this unique blend of key ingredients means that stomach cramps and bloating from outdated carbohydrate formulas are a thing of the past.

B.Y.L.T. was formulated to promote enhanced recovery time, increased training endurance, and to support lean muscle maintenance while providing proper hydration. Palatinose, the only fully digested and slow-release carbohydrate provides a source of low-glycemic energy for a slow and sustained release of glucose for fueling training. This glucose-fructose disaccharide isomaltulose, discovered in Germany in 1957 and marketed under the brand Palatinose, occurs naturally in small amounts in honey and sugar cane juice. Palatinose™ is made from sugar beets by strengthening the glucose-fructose bond with the help of natural enzymes. This enzymatic conversion rearranges linkage in sucrose into a stronger, more stable bond that is broken down more slowly by enzymes in the gastrointestinal tract, which is the key to the unique physiological properties of Palatinose™. The result is a fully absorbed carbohydrate providing a sustained release of energy to fuel your training and recovery, all without bloating, stomach cramping or other gastric distress. This not only makes BYLT a truly SmartCarb® product but makes it perfect for anyone looking to enhance their training and recovery or simply fuel and hydrate for prolonged activity. Additionally, Palatinose has strong clinical data demonstrating that it’s unique properties don’t inhibit fat burning, making it an ideal source of carbohydrates for sustained energy and those looking to improve body composition.

BCAA 2:1:1

Branched Chain Amino Acids have been proven to effectively increase strength, power, speed and muscular endurance along with enhancing recovery by providing critical support to Muscle Protein Synthesis. Numerous studies support the effectiveness of the 2:1:1 ratio for training for muscle size, strength, endurance and power. As the most studied BCAA combination, it has become the gold standard.

L-Leucine – Considered the ‘king’ of the amino acids, it has the primary responsibility of activating mTOR which helps initiate protein synthesis and supports the body’s release of insulin from the pancreas; This offers muscle supporting and enhanced recovery benefits.

L-Isoleucine – Primarily responsible for increasing glucose uptake into cells; works synergistically with leucine and has muscle supporting properties as well.

L-Valine – Helps stimulate muscle protein synthesis and supports the body’s natural ability to eliminate excess nitrogen from the liver.

Spectra

Unique blend of fruit and vegetable extracts that increases cellular oxygen consumption and supports the body’s ability to protect against free radicals. Helps manage temporary inflammatory response from training, translating to improved training and overall health.

HydroMax

Highly concentrated and bioavailable form of glycerol that helps increase the concentration of fluid in muscle cells, providing enhanced volume and hydration.

The combination of these ingredients and without using artificial flavors or colors making it the ideal sports beverage for health-conscious consumers and serious athletes alike.

BYLT will introduce two flavors upon launch while planning to strategically introduce additional 5 flavors to support the launch after three to six months of operation. These flavors will include Blue Raspberry, Tropical Punch, Lemon Lime, Watermelon, Grape, Orange and Fruit Punch.

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Competition and Market Overview

The functional beverage industry is extremely competitive and has low barriers to entry. We compete with other sports drinks. Several of which have greater experience, brand name recognition and financial resources than Elite Beverage International Corp. However, in September 2021, the company completed the acquisition of its patented SmartCarb® technology making B.Y.L.T. the first sports drink with a patented formulation, thereby separating us from like competitors in the functional beverage space.

Our management believes that the functional beverage industry competes in the global marketplace and therefore must be adaptable to remain competitive. Consumer spending for discretionary goods such as supplements and functional beverages are sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy. Consumer discretionary spending generally declines during times of falling consumer confidence, which may affect the retail sale of our products. U.S. consumer confidence reflected these slowing conditions throughout the last few years.

We believe that a stronger economy, more spending by young professionals with an overall trend toward health and fitness will lead to future growth. Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of our products as well as being able to consolidate and increase cost efficiency when possible, through potential acquisitions.

Marketing and Distribution

It is our intention to position Elite Performance Holding Corp. as a holding company for the purpose of establishing the vertical integration of like companies in the health and fitness industry in order to develop multiple revenue streams while minimizing risks through diversification. Our branded product lines are currently functional beverages and will be the centerpiece of our branding efforts. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new innovative products.

Since our initial offering, our 100% wholly owned subsidiary, Elite Performance Beverages International, has completed 4 successful production runs expanding from two to seven flavors. We spent a full year test marketing our product in the states of California, Florida, Texas and New York in retail stores, various sporting events, and fit expos across the country. During the COVID-19 pandemic, the company chose to consolidate its operations because the brand had not been built to the level that the product would turn on retail shelves without consistent consumer education and marketing efforts, which were impossible to facilitate during the pandemic. However, the company is now ready to pick up where they left off and have hired a sales team of seasoned beverage professionals, a consumer education advocate, are utilizing several delivery vans branded with BYLT, and is now back to participating in various sporting events and fitness expos. Our initial target markets are currently Florida and California with a goal to spread into national distribution over time.

Recently, we also created a new line of B.Y.L.T. gym apparel in order to build, market, and expand the B.Y.L.T. brand. To date, we have received excellent responses to the addition of our apparel section on our website and intend to expand our apparel inventory over the next several months.

Sales and Marketing

With its all-encompassing benefits, patented formulation, and better-for-you ingredients, B.Y.L.T.® is positioned to succeed in a highly lucrative market due to being first to market, its superior product offering and an ideal market opportunity. The breakdown of favorable market trends that will help fuel the initial growth and long-term success of the Company include:

•	Healthy living trends and lifestyles are continuing, creating a drive for better-for-you trends, active lifestyles, and a growing demand for industry products from everyday consumers.
•

There are currently no other RTD beverages that combine the benefits of B.Y.L.T.® that athletes seek out. In order to achieve optimal nutrients, an athlete must take 3-4 supplements that are often packed with unhealthy additives such as refined sugars, artificial colors, artificial flavors, and high doses of caffeine.

•	Sports Drinks accounted for 70% of the entire Fortified/Functional beverage industry and is expected to continue its growth during the next five years to become a $32 Billion global market by 2027.
•

B.Y.L.T.® is also positioned in the Nutrition and Performance Drink Industry which generated a total revenue of $27.2 billion. Mintel estimates sales of the category to continue to grow reaching $36.3 billion by 2028.

•	According to Statista, 36% of individuals in the U.S. purchase a ready to drink sports drink 1 – 2 times a week, while 15% purchase one over 10 times a week.
•

There is high potential for customer loyalty in the industry and brands that deliver on their promised functional and health benefits usually keep loyal core consumers, which the company has begun to experience

The Company has contracted GBS Growth Partners to strategically implement and execute its nationwide sales and distribution of our first to market sports drink. The key executives at GBS Growth Partners are comprised of former seasoned Coca-Cola, PepsiCo and Dr. Pepper executives that have over 120 years of combined experience in the beverage industry. Their previous clients include Coca-Cola, Bolthouse Farms, Cinnabon, Nestle Waters, Honest, Celsius, and others. The Company will launch its products in a series of region expansions, as shown in the figure below.

Over the last several months, GBS Growth Partners has introduced the company to several high-level executives with stellar resumes specializing in the sales of new beverages within our space. Currently, the executive sales team works on a consultant basis. However, the company plans on making several of them full time employees in 2023.

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Figure 2: Map of BYLT Roll Out Strategy

Customers

As of December 31, 2021, accounts receivable, net amounted to only $0 and 0 customers represented 0% of this balance.

Sources and Availability of Raw Materials and Principal Suppliers

Most of the inventory and raw materials we purchase occurs through our manufacturers located in Dade City, FL and in Plano, TX. Our inventory supply is based on the sales and revenues of our products. Inventory supply is ultimately determined at the discretion of Mr. Firestone, and the Company’s COO, David Sandler based on his experience in the industry. Our inventories are commodities that can be incorporated into future products or can be sold on the open market. Additionally, we perform physical inventory inspections on a quarterly basis to assess upcoming styling needs and consider the current pricing in metals and stones needed for our products.

We acquire all packaging and other raw materials used for manufacturing our products on the open market. We are not constrained in our purchasing by any contracts with any suppliers and acquire raw material based upon, among other things, availability and price on the open wholesale market.

Intellectual Property

The Company presently owns the intellectual property and SmartCarb® technology patent (US Patent No. 11,103,522) which it acquired on September 29, 2021.

Our product is manufactured by a third-party NSF certified and FDA registered facility. This facility has been manufacturing the product for three years and there are currently no contractual agreements or obligations between either parties that holds Elite Beverages to manufacture our product exclusively with this manufacturer.

Research and Development

There were $0 in expenses incurred for research and development in 2021.

Environmental Regulation and Compliance

The United States environmental laws do not materially impact our manufacturing as we are using state of the art facilities with equipment that complies with all relevant environmental laws. We adhere to the highest quality control standards to ensure the best possible product, meeting all of our specifications. We only use manufactures that belong to the following trade associations and organizations.

NSF – The Public Health and Safety Organization

NSF is an independent, accredited organization that tests, audits and certifies products and systems as well as provides education and risk management. We have recently received a passing grade in an NSF health food and safety audit.

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CGMP – Current Good Manufacturing Practice

Good manufacturing practice guidelines provide guidance for manufacturing, testing and quality assurance in order to ensure that a dietary supplement is safe for human consumption. GMPs are enforced in the United States by the U.S. Food and Drug Administration (FDA.)

FDA Registered Food/Beverage Facility

The FDA is responsible for protecting and promoting public health through the regulation and supervision of food safety, tobacco products, dietary supplements, prescription and over-the-counter pharmaceutical drugs, cosmetics, and veterinary products.

Certifications

Our manufacture’s facility is certified to meet the standards by the following organizations enabling us to manufacture a variety of products including Organic and Kosher.

SQF Level III Certified

Newly acquired SQF certification, which ensures all safety and quality standards are met.

Certified HEPA Filtration

To qualify as HEPA by US government standards, an air filter must remove (from the air that passes through) 99.97% of particles that have a size of 0.3 µm or larger. All filling and blending rooms have HEPA filtration.

Government Regulation

Currently, we are subject to all of the government regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety, labor relations, and disadvantaged businesses. In addition, our operations are affected by federal and state laws relating to marketing practices in the functional beverage industry. We are subject to the jurisdiction of federal, various state and other taxing authorities. From time to time, these taxing authorities review or audit our business.

Enhanced Controls and Procedures

Over the last several months, the company has made substantial upgrades its accounting software and hired new outside bookkeepers. The company has also recently hired a new consulting firm specializing in SEC accounting in order to act as an intermediary by overseeing the review, preparation and formatting of all financial materials before it is received by our SEC auditing firm. The purpose of these changes is to maintain the timely filing of unaudited quarterly and a yearly audited financial statement under Exchange Act Section 15(d) unless and until that obligation is suspended.

Where You Can Find More Information

Our website address is www.drinkbylt.com We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this Report. The public may read and copy any materials the Company files with the U.S. Securities and Exchange Commission (the “SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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The Offering

Issuer:	Elite Performance Holding Corporation

Common stock offered by us:	15,000,000 shares at $0.10 per share

Common stock outstanding before the offering:	111,001,300

Common stock to be outstanding after the offering:	126,001,300 shares.

Use of proceeds:	We expect to receive net proceeds from this offering of approximately $0.10 per share assuming all the shares offered hereby are sold and after deducting estimated offering expenses payable by us.

Upon inception in November 2018, the company raised $1,250,000 through its private placement and initial S-1 registration filing. The proceeds of the initial capital raised were used to successfully complete its first production run of 2 flavors and subsequent 2nd and 3rd production runs as the company also expanded its product line from 2 to 4 flavors, Through the help of their beverage consultants, GBS Growth Partners, the company also conducted a series of test marketing initiatives in the states of Florida, Texas and California, while also implementing several branding and marketing initiatives through the sponsoring of several sporting events and fitness expo’s where the company educated consumers, while also getting its product into consumer hands. The company also maintained several comprehensive social media campaigns created to assist in building brand awareness for the product and had general administrative and operational expenses over the course of 36 months.

On September 29, 2021, the company successfully acquired ownership of the patent for its main ingredient found in their SmartCarb technology making our product the only hydration beverage with a proprietary formulation currently sold in the functional beverage space. In March 2022, the company completed its fourth production run and expanded their product line from 4 to 7 flavors creating seven different sku’s of their sports drink B.Y.L.T. Through the help of their beverage consultants, GBS Growth Partners, the company has successfully implemented a strategic post COVID-19 relaunch of the beverage into the consumer market both online and on to retail shelves now that gyms and sporting events have resumed normal operations. A significant part of our rollout strategy has included a substantial investment into the hiring of more employees, sales consultants, and various equipment, to help with our sales and branding initiatives, which has successfully created new and recurring sales for the company. The product can now be purchased online through the company’s website Drinkbylt.com and on Amazon.com. Our product line is now also being sold in 4 states (California, Florida, Oregon, Minnesota), and the company is currently finalizing a distribution agreement for Canada to launch in 2023. To date, the company has already received two separate purchase orders totaling $55,000 from the Canadian distributor in the month of December 2022.

While the company has recently experienced exponential month over month growth since its relaunching, careful consideration will be given towards the harnessing of growth as it relates to capital expenditures to ensure that the company meets all of its initiatives and obligations. We will rely on the expertise of our beverage consultants and advisory board to make sure we meet our short- and long-term objectives. We feel we have now positioned ourselves for expanded growth throughout the U.S. and are only limited by the current amount of working capital we have to work with and the ability to raise future capital, in order to invest in future inventory, expand our sales teams, and all direct marketing efforts, which is essential in the building of sales and our brand.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

No Trading on the OTC Markets Trading System:	Our common stock does not trade anywhere currently. We do not yet trade on the OTC Markets Group quotation system and have not been assigned a ticker symbol.

Risk factors:

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company under the Exchange Act. As a smaller reporting company, we are not required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and
•

present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

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 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this registration statement before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the value and trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

WE HAVE HAD LIMITED OPERATIONS, HAVE INCURRED LOSSES SINCE INCEPTION, HAVE LIMITED CASH TO SUSTAIN OUR OPERATIONS, AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN AND RECEIVED A GOING CONCERN OPINION IN PRIOR PERIODS.

The Company has suffered recurring losses. As of December 31, 2022, the Company had limited cash on hand and $545,250 in convertible debt. At December 31, 2022, the Company also had a accumulated deficit of $7,342,419. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

Management plans to achieve profitability by increasing its business through retail distribution and expanding its online ecommerce presence. There can be no assurance that the Company can raise the required capital to support operations or increase sales to achieve profitable operations. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

A DECLINE IN DISCRETIONARY CONSUMER SPENDING MAY ADVERSELY AFFECT OUR INDUSTRY, OUR OPERATIONS, AND ULTIMATELY OUR PROFITABILITY.

Consumer products, such as sports drinks, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the sports beverage or functional beverage industry more significantly than other industries. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

THERE IS A RISK ASSOCIATED WITH COVID-19

The Company’s operations were and may be continued to be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, and reduced corporate profits and capital spending, and adverse business conditions. Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

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THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. JOEY FIRESTONE, COULD HARM OUR BUSINESS.

We believe our success will depend, to a significant extent, on the efforts and abilities of Joey Firestone, our Chief Executive Officer. If we lost Mr. Firestone, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for Mr. Firestone at all, or on terms that are not unduly expensive or burdensome.

OUR FUTURE SUCCESS DEPENDS UPON, IN LARGE PART, OUR CONTINUING ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent. These professionals are regularly recruited by other companies and may choose to change companies. Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

BECAUSE WE INTEND TO GROW BY ACQUISITIONS AND SUCH ACTIVITY INVOLVES A NUMBER OF RISKS, OUR BUSINESS MAY SUFFER.

We may consider acquisitions of assets or other business. Any acquisition or opening of another retail store or other operations involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

•	The acquired assets or business may not achieve expected results;
•	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;
•	We may not be able to retain key personnel of an acquired business;
•	We may not be able to raise the required capital to expand;
•	Our management’s attention may be diverted; or
•	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise, we may not realize the expected benefits of an acquisition.

BECAUSE WE DEPEND ON OUR ABILITY TO IDENTIFY AND RESPOND TO CONSUMER TRENDS, IF WE MISJUDGE THESE TRENDS, OUR ABILITY TO MAINTAIN AND GAIN MARKET SHARE WILL BE AFFECTED.

The beverage industry is subject to rapidly changing consumer trends and shifting consumer demands. Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging consumer trends. If we misjudge consumer trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

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OUR ABILITY TO MAINTAIN OR INCREASE OUR REVENUES COULD BE HARMED IF WE ARE UNABLE TO STRENGTHEN AND MAINTAIN OUR BRAND IMAGE.

We have limited revenues and have spent significant amounts of time and money in branding our beverage lines. We believe that primary factors in determining customer buying decisions, especially in the beverage industry, are determined by price, confidence in the merchandise and quality associated with a brand. The ability to differentiate products from competitors of the Company has been a factor in attracting consumers. However, if the Company’s ability to promote its brand fails to garner brand recognition, its ability to generate revenues may suffer. If the Company fails to differentiate its products, its ability to sell its products wholesale will be adversely affected. These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

IF WE WERE TO EXPERIENCE SUBSTANTIAL DEFAULTS BY OUR CUSTOMERS ON ACCOUNTS RECEIVABLE, THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND RESULTS OF OPERATIONS.

If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected. An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations. A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

WE MAY NOT BE ABLE TO INCREASE SALES OR OTHERWISE SUCCESSFULLY OPERATE OUR BUSINESS, WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR FINANCIAL CONDITION.

We believe that the key to our success will be to increase our revenues and available working capital. We may not have the resources required to promote our business and its potential benefits. If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS COULD BE SEVERELY LIMITED.

A limiting factor on our growth is our limited capitalization, which could impact our ability to execute on our business plan. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our business plan can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

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WE MAY BE UNABLE TO MANAGE GROWTH, WHICH MAY IMPACT OUR POTENTIAL PROFITABILITY.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Risks Related to Our Common Stock

OUR SUBSCRIPTION AGREEMENT REQUIRES DISPUTES TO BE RESOLVED UNDER NEVADA LAW AND EXCLUSIVELY IN THE STATE AND FEDERAL COURTS OF NEVADA

The Subscription for the shares offered for sale in this Registration Statement contains an exclusive forum provision in section 4.9, which requires that the jurisdiction and venue for resolving disputes between an investor and the Company must take place in the state or federal courts of Nevada.  This exclusive forum provision is an additional risk for investors residing outside of Nevada because it limits the feasibility of filing suit against the Company in the investor’s state of residence, which would cause increased costs to be incurred by an out-of-state investor, due to the necessity to hire local Nevada counsel to represent the investor in the Nevada courts, and the likelihood that such investor would need to travel to Nevada, possibly for an extended stay, in order to maintain a lawsuit against the Company .  However, there is uncertainty as to whether a court would enforce this exclusive forum provision against residents of states other than Nevada.  This exclusive forum provision does not include claims by an investor for alleged federal securities law violations arising under the Securities Act or Exchange Act.However, there is uncertainty as to whether a court would enforce this exclusive forum provision against residents of states other than Nevada.  This exclusive forum provision does not include claims by an investor for alleged federal securities law violations arising under the Securities Act or Exchange Act.

OUR COMMON STOCK IS NOT CURRENTLY QUOTED ON THE OTC MARKET OR ANY NATIONAL SECURITIES EXCHANGES, WHICH MEANS THERE IS CURRENTLY NO STOCK PRICE QUOTE, NO TRADING IN OUR STOCK, AND NO LIQUIDITY.

We currently have no listing or trading symbol, and our common stock is not yet quoted on the OTC Markets or any national securities exchanges. Eventually, we may seek a market maker’s sponsorship in order to obtain a trading symbol, and then intend for our common stock to be quoted on the OTC Markets. However, even if we obtain a trading symbol, and our common stock becomes quoted on the OTC Markets, the future quotation of our shares on the OTC Markets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, and this illiquidity could depress the future trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Currently, the Company does not plan to file an application for listing on any national securities exchange.

EVEN IF OUR COMMON STOCK BECOMES QUOTED ON THE OTC MARKETS, THERE IS LIMITED LIQUIDITY ON THE PINK SHEETS, WHICH ENHANCES THE VOLATILE NATURE OF OUR EQUITY.

If our common stock becomes quoted on the OTC Markets, there will likely be few shares of our common stock initially traded, the volatility of our stock price may increase, and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of a typical OTC Markets’ common stock, should the company elect to trade on the OTC Markets, there may be a lower likelihood that orders for shares of our common stock will be executed, and market prices may differ significantly from the price that was quoted at the time of entry of the order.

IF WE OBTAIN A TRADING SYMBOL, AND OUR COMMON STOCK IS QUOTED ON THE OTC MARKETS, OUR COMMON STOCK WILL BE CONSIDERED A “PENNY STOCK,” AND WILL BE SUBJECT TO ADDITIONAL SALE AND TRADING REGULATIONS THAT MAY MAKE IT MORE DIFFICULT TO SELL.

If we obtain a trading symbol and our common stock is quoted on the OTC Markets Pink Sheets, our common stock will be considered to be a “penny stock” since it will not qualify for one of the exemptions from the definition of “penny stock” under Section 3a of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

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This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR CURRENT CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. JOEY FIRESTONE AND CO-FOUNDER JON MCKENZIE HAVE SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

Joey Firestone, our Founder, Chief Executive Officer, and director, and Jon McKenzie each have sufficient voting power through beneficials ownership of 5,000,000 series A preferred with Super Voting Rights, each, to control the vote on substantially all corporate matters. Accordingly, Mr. Firestone and Mr. McKenzie will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, potential increases of shares authorized, common and preferred shares, and will continue to have significant influence over our business. As a result of their ownership and more specifically Mr. Firestone’s position in the Company, they are able to influence all matters requiring shareholder action, including significant corporate transactions.

ANTI-TAKEOVER PROVISION

Through the issuance of the 10,000,000 shares of Series A with super voting rights Joey Firestone and Jon McKenzie possess the equivalent of 200,000,000 votes resulting in significant influence in all corporate matters and shall deter any unwanted attempts for control of the company by another company or group of investors.

EVEN IF WE OBTAIN A TRADING SYMBOL AND OUR COMMON STOCK IS QUOTED ON THE OTC MARKETS, TRADING OF OUR STOCK MAY BE RESTRICTED BY THE U.S. SECURITIES & EXCHANGE COMMISSION’S PENNY STOCK REGULATIONS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The U.S. Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the U.S. Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

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WE CURRENTLY HAVE A LIMITED ACCOUNTING STAFF, AND IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS TIMELY AND ACCURATELY OR PREVENT FRAUD, WHICH WOULD LIKELY HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON UNITS.

We were previously subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), until being subject to SEC Order No. 93585 on November 17, 2021 revoking registration of our securities pursuant to Section 12(j) of the Securities Exchange Act of 1934 for failure to file timely periodic unaudited and audited financial reports during the COVID-19 lockdowns. Effective internal controls have been implemented by the company and are necessary for us to provide reliable and timely financial reports, prevent fraud and to operate successfully as a publicly traded partnership. Going forward, the company plans to maintain the timely filing of unaudited quarterly and a yearly audited financial statement under the Exchange Act.

We prepare our consolidated financial statements in accordance with accounting and principles generally accepted in the United States, but our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future or to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as Section 404. For example, Section 404 requires us, among other things, to annually review and report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal controls over financial reporting. Based on management’s evaluation, as of December 31, 2021, our management concluded that we had several material weaknesses related to our internal controls over financial reporting (See Item 9A).

EVEN IF WE OBTAIN A TRADING SYMBOL AND OUR COMMON STOCK IS QUOTED ON THE OTC MARKETS, THE MARKET PRICE FOR OUR COMMON SHARES WILL BE PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH WHAT WILL BE A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT ALL, OR EVEN IF YOU CAN EVENTUALLY SELL YOUR SHARES, THERE IS NO GUARANTEE THAT YOU CAN SELL SUCH SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

There is currently no market for our common shares, as we do not yet have a trading symbol, and our common stock is not quoted anywhere. Even if we obtain a trading symbol and our common stock is quoted on the OTC Markets Pink Sheets, the market for our common shares is expected to be characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. Even after our common stock is quoted, the expected volatility in our future share price is attributable to a number of factors. First, as noted above, our common shares will be, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to when we will obtain a trading symbol, or when our stock will be quoted, or once quoted, what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their initial market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the future market price.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

We file annual, quarterly and current reports with the SEC. Upon the effectiveness of this Registration Statement, we will be required to file such SEC reports pursuant to Exchange Act, Section 15(d) unless and until that obligation is suspended. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. We expect to spend between $25,000 and $50,000 in legal and accounting expenses annually to comply with our SEC reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations.

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WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK, WHICH IS CURRENTLY ILLIQUID, AS OUR COMMON STOCK IS NOT QUOTED, AND THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

REVOCATION OF THE REGISTRATION OF SECURITIES

Elite Performance Holding Corp. was subject to an order #93585 on November 16, 2021 revoking registration of its securities pursuant to Section 12(j) of the Securities Exchange Act of 1934 for failure to file timely periodic unaudited and audited financial reports during the COVID-19 lockdowns. Currently, the company intends to continue filing its periodic reports on a timely basis. It is imperative that the company files on a timely basis. Failure to do so could negatively impact the company, the price of its stock, and the shareholders of the company.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward- looking statements as defined by federal securities laws. For this purpose, forward- looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate”, “could”, “should”, “would”, “likely”, “may”, “will”, “plan”, “intend”, “believes”, “expects”, “anticipates”, “projected”, or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by such statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Such forward-looking statements include, but are not limited to:

•

statements regarding our anticipated financial and operating results, including anticipated sources of revenues, when we expect to begin to receive revenues with respect to services we provide and anticipated;

•	statement regarding anticipated future sources of revenues;
•	statement regarding management’s expectation with respect to future acquisitions producing more significant revenues during the in the future;
•	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;
•	statements regarding the anticipated timing and impact of our pending acquisitions;
•	statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and
•	statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	changes in the pace of legislation;
•	other regulatory developments that could limit the market for our products;
•	our ability to successfully integrate acquired entities;
•	competitive developments, including the possibility of new entrants into our primary markets;
•	the loss of key personnel; and
•	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

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USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 10%, 50% and 100% of the shares offered hereby. For purposes of this table, we used $0.10, the per-share offering price.

	10%	50%	100%
Gross offering proceeds	$150,000	750,000	1,500,000
Marketing, Branding and Promotion	18,200	91,000	182,000
Product & Development	3,500	17,500	35,000
Permits Licenses and Applications	1,500	7,500	1,5000
Website Development	1,200	6,000	12,000
Operating Expenses	45,000	225,000	450,000
Personnel Expenses	32,400	162,000	324,000
Inventory Reserves	50,000	250,000	450,000
Estimated expenses of the offering	$3,200	$16,000	$32,000

Net proceeds from the offering,	$150,000	750,000	1,500,000

The Company will allocate funding towards Marketing, Branding and Promotion, Product and Development, Permits, Licenses and Applications, Website Development, Operating Expenses, Personnel Expenses and Inventory Reserves as detailed in the table above.

General and administrative expenses pertain to operating expenses rather than to expenses that can be directly related to the production of any goods or services, utilities, insurance and managerial salaries which may come at a later date.

The company will not be using the proceeds of this offering for the payment of salaries, or the repayment of debt owed to its Officers and Directors.

This expected use of the net proceeds from this offering and our existing cash, cash equivalents and short-term investments represents our intentions based upon our current plans and business conditions.

Pending these uses, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

DETERMINATION OF THE OFFERING PRICE

We currently expect the offering price to be $0.10 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

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As noted above you should not consider the offering price as an indication of value of Elite Performance Holding Corporation or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock currently does not trade at all and is not quoted on any market. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders” and “We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Elite Performance Holding Corporation and could depress our stock price.”

DILUTION TABLE

The price of the current offering is fixed at $0.10 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception.

Our Officers and Directors invested $0 on January 30, 2018, paying $0 per share for their common shares.

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Assuming completion of the offering, there will be up to 143,481,300 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ equity (deficit) of (2,084,173) excluding deferred offering costs as of March 31, 2023.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.100	$0.100	$0.100	$0.100

Offering shares at different percentage	15,000,000	11,250,000	7,500,000	3,750,000
Total Gross Proceeds	$1,500,000	$1,125,000	$750,000	$375,000
Total Shares outstanding Prior to the Offering	128,481,300	128,481,300	128,481,300	128,481,300
Net Tangible Book value prior to the offering	$(2,084,173)	$(2,084,173)	$(2,084,173)	$(2,084,173)
Net Tangible Book value per share prior to the offering	$(0.0162)	$(0.0162)	$(0.0162)	$(0.0162)
Proforma outstanding Shares after offering	143,481,300	139,731,300	135,981,300	132,231,300
Offering Expense	$32,102	$32,102	$32,102	$32,102
Proceeds from the offering (net of expenses)	$1,467,898	$1,092,898	$717,898	$342,898
Proforma Net Tangible book value after offering	$(584,173)	$(959,173)	$(1,334,173)	$(1,709,173)
Increase in book value	$1,467,898	$1,092,898	$717,898	$342,898
Proforma Net tangible book value after offering	$(0.0041)	$(0.0069)	$(0.0098)	$(0.0129)
Increase in book value per share	$0.0122	$0.0094	$0.0064	$0.0033
Initial public offering price	$0.1000	$0.1000	$0.1000	$0.1000
Proforma per share after offering	$(0.0041)	$(0.0069)	$(0.0098)	$(0.0129)
Dilution per share to new investors	$0.1041	$0.1069	$0.1098	$0.1129
Parent dilution	104%	107%	110%	113%

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MARKET FOR COMMON STOCK, DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently quoted anywhere. We currently have no trading symbol or “ticker.” In the future, we anticipate our stock being quoted by the OTC Markets Group. The trading price of our common stock might be extremely volatile. Further, the stock market has from time-to-time experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These kinds of broad market fluctuations may adversely affect the market price of our common stock. For additional information, see “Risk Factors” above.

Elite Performance Holding Corp. was subject to SEC Order No. 93585 on November 17, 2021, revoking registration of its securities pursuant to Section 12(j) of the Securities Exchange Act of 1934 for failure to file timely periodic unaudited and audited financial reports during the COVID-19 lockdowns. Currently, the company intends to continue filing its periodic reports on a timely basis. It is imperative that the company files on a timely basis. Failure to do so could negatively impact the company, the price of its stock, and the shareholders of the company.

In addition to 111,001,300 outstanding shares of common stock, we have 10,000,000 shares of Series A preferred stock, all of which are outstanding. 5,000,000 shares are beneficially owned by Joey Firestone, our Officer and Director and 5,000,000 shares are beneficially owned by co-Founder Jon McKenzie. Each of these 10,000,000 shares of preferred Series A stock carry 20 votes, meaning that Mr. Firestone and Mr. McKenzie each have voting rights for the equivalent of 100,000,000 shares Currently, there are no outstanding securities convertible into shares of our common stock, warrants or options that are exercisable for shares of our common stock.

As of March 31, 2023 there are approximately 159 shareholders of record of our common stock.

We have never declared or paid cash dividends on our common stock. We anticipate that in the future we will retain any earnings for operation of our business. Accordingly, we do not anticipate declaring or paying any cash dividends in the foreseeable future.

We currently have no equity compensation plans. However, we may have to issue additional shares of common stock in the future in connection with future acquisitions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Information

The statements in this report that are not reported financial results or other historical information are “forward-looking statements”. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

Our actual results may differ materially from those in the forward-looking statements due to risks facing us or due to actual facts differing from the assumptions underlying our estimates. Some of these risks and assumptions include those set forth in reports and other documents we have filed with or furnished to the United States Securities and Exchange Commission (“SEC”). We advise you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and other documents we file from time to time with the SEC.

General

Management’s discussion and analysis of results of operations and financial condition is intended to assist the reader in the understanding and assessment of significant changes and trends related to the results of operations and financial position of the Company together with its subsidiary. This discussion and analysis should be read in conjunction with the consolidated financial statements and accompanying financial notes, and with the Critical Accounting Policies noted below.

Plan of Operation

The Company plans to offer a first to market functional beverage that redefines hydration and performance drinks using a patented amino/carbohydrate combination. The SmartCarb® technology blend provides a unique benefit of hydration, endurance and sustained energy without caffeine, the crash of sugars, and without artificial flavors or colors making it the ideal sports beverage for health-conscious consumers and serious athletes alike. BYLT® will introduce two flavors upon launch while planning to strategically introduce additional 6 flavors to support the launch after three to nine months of operation. These flavors will include Blue Raspberry, Tropical Punch, Lemon Lime, Watermelon, Grape, Orange and Fruit Punch.

The Company has instituted various cost saving measures to conserve cash and has worked with its creditors in an attempt to negotiate various debt terms. The Company has been also investigating various strategies to increase sales and expand its business. The Company is in negotiations with some potential partners, but, at this time, there is nothing concrete, but the Company remains positive about its prospects. However, there is no assurance that the Company will be successful in its endeavors or that it will be able to increase its business.

Our future operations are contingent upon increasing revenues and raising capital for on-going operations and expansion of our product lines. Because we have a limited operating history, you may have difficulty evaluating our business and future prospects.

The Company’s operations continue to be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

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Results of Operations - For the Year Ended December 31, 2022 Compared the Year Ended December 31, 2021

Sales

Net sales for the year ended December 31, 2022 were $90,588 compared to $6,938 for the year ended December 31, 2021. This increase of approximately $84,000 is mostly attributed to relaunching the product into market.

Gross Profit

Gross profit (loss) for the year ended December 31, 2022 was $(35,998) compared to $(61,100) for the year ended December 31, 2021. This decrease in gross loss is primarily due to increase in staff and operations and productivity.

Operating Expenses

Total operating expenses were $2,607,834 for the year ended December 31, 2022 as compared to $797,665 for the year ended December 31, 2021. This increase of approximately $1,800,000 is attributed to an increase in legal and accounting fees of $155,000, an increase in advertising of $253,000, an increase in consulting expense of $1,045,000 and an increase in general and administrative expenses of $352,000.

Loss from Operations

As a result of the above, the Company had a loss from operations in the amount of $2,643,832 for the year ended December 31, 2022 as compared to $858,765 for the year ended December 31, 2021.

Net Loss

As a result of the above, the Company had a net loss of $2,752,487 for the year ended December 31, 2022 as compared to $868,927 for the year ended December 31, 2021.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2022, compared to December 31, 2021.

	December 31, 2022	December 31, 2021
Current Assets	$214,149	$10,220

Current Liabilities	$2,007,751	$1,903,463

Working Capital	$(1,793,602)	$(1,893,243)

Our working capital deficit was $(1,793,602) at December 31, 2022 as compared to a working capital deficit of ($1,893,243) at December 31, 2021. This decrease is primarily attributed to increased accounts receivable and inventory at December 31, 2022 as compared to December 31, 2021.

During the year ended December 31, 2022, the Company had a net increase in cash of $7,192. The Company’s principal sources and uses of funds were as follows:

Cash used in operating activities. For the year ended December 31, 2022, the Company used $(1,835,288) in cash from operating activities as compared to $(343,251) in cash from operating activities for the year ended December 31, 2021. This increase was mainly attributed to an increase in the net loss, partially offset by an increase in shares issued and to be issued for services.

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Cash used in investing activities. For the year ended December 31, 2022, the Company used $55,000 in investing activities as compared to cash from investing activities of $0 for the year ended December 31, 2021. In the year ended December 31, 2022, the Company purchased a vehicle for $55,000.

Cash provided financing activities. For the year ended December 31, 2022 the Company provided $1,897,480 in financing activities as compared to $344,800 in cash for financing activities for the year ended December 31, 2021. This increase is primarily the result of an increase from the sale of stock.

Our indebtedness is comprised of various convertible debt and advances from a stockholder/officer intended to provide capital for the ongoing manufacturing of our beverage line, in advance of receipt of the payment from our retail distributors.

Results for the Three Months Ended March 31, 2023 Compared To The Three Months Ended March 31, 2022.

Operating Revenues

The Company’s revenues were $9,908 for the three months ended March 31, 2023, compared to $285 for the three months ended March 31, 2022.

Gross Profit (Loss)

For the three months ended March 31, 2023, the Company’s gross profit (loss) was ($5,350) compared to ($6,158) for the three months ended March 31, 2022.

Our gross profit (loss) could vary from period to period and is affected by a number of factors, including product mix, production efficiencies, component availability and costs, pricing, competition, customer requirements and unanticipated restructuring or inventory charges and potential scrap of materials.

General and Administrative Expenses

For the three months ended March 31, 2023, general and administrative expenses were $113,038 compared to $74,341 for the three months ended March 31, 2022, an increase of $38,697. This increase was due to an increase in operations.

Advertising Expense

For the three months ended March 31, 2023, advertising expenses were $24,654 compared to $28,774 for the three months ended March 31, 2022, a decrease of $4,120.

Legal and Accounting Expense

For the three months ended March 31, 2023, Legal and Accounting expenses were $66,723 compared to $31,046 for the three months ended March 31, 2022, an increase of $35,677. This increase was due to an increase in operations and legal filings.

Consulting expense

For the three months ended March 31, 2023, Consulting expenses were $116,964 compared to $416,600 for the three months ended March 31, 2022, a decrease of $299,636. This decrease was due to less consultants working.

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Interest Expense

For the three months ended March 31, 2023, Interest expenses were ($37,230) compared to (25,105) for the three months ended March 31, 2022, an increase of $12,125. This increase was due to added vehicle leases and notes  outstanding.

Our net loss for the three months ended March 31, 2023, was ($363,959) compared to ($582,024) for the three months ended March 31, 2022, a decrease of $218,065. This decrease was due primarily from the sales and operations.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At March 31, 2023, the Company had total current assets of $186,433 compared to $214,148 at December 31, 2022.

At March 31, 2023, the Company had total current liabilities of $2,253,325 compared to $2,007,751 at December 31, 2022.

We had working capital deficit of $2,066,892 as of March 31, 2023, compared to $1,793,603 as of December 31, 2022.

Cashflow from Operating Activities

During the three months ended March 31, 2023, cash provided by (used in) operating activities was ($184,574) compared to ($459,978) for three months ended March 31, 2022. Cash used in operating activities for the three months ended March 31, 2023 was primarily the result of a $363,959 net loss.

Cashflow from Investing Activities

During the three months ended March 31, 2023, cash used in investing activities was $0 compared to $0 for the three months ended March 31, 2022.

Cashflow from Financing Activities

During the three months ended March 31, 2023, cash provided by financing activities was $175,581 compared to $500,000 for the three months ended March 31, 2022 Cash provided by financing activities for the three months ended March 31, 2023 was primarily the result of proceeds from sales of common stock.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

Our consolidated financial statements for the period ended March 31, 2023, have been prepared on a going concern basis and Note 8 to the financial statements identifies issues that raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Convertible Debt

The Company enters into certain financing agreements for convertible debt. For the most part, the Company settles these obligations with the Company’s common stock. As of December 31, 2022, the Company had outstanding convertible debt in the amount of $545,250. See note 9 in the notes to the financial statements for the terms and conversion features.

Satisfaction of Our Cash Obligations for the Next 12 Months

A critical component of our operating plan impacting our continued existence is to increase sales and efficiently manage the production of our beverage lines and successfully develop new lines through our Company or through possible acquisitions and/or mergers. Our ability to obtain capital through additional equity and/or debt financing, and joint venture partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the growth of our operations. This may materially impact our ability to increase revenue and continue our growth.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses, and at December 31, 2022, the Company had a stockholders’ deficit of $1,805,214. As of December 31, 2022, the Company had $8,993 cash on hand and $753,863 in convertible debt and loans payable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses primarily consist of salaries and benefits for research and development employees, stock-based compensation, consulting fees, lab supplies, and regulatory compliance costs. For the Year ended December 31, 2022 and for the year ended December 31, 2021 we had $0 and $0 respectively in R&D expense.

Expected Purchase or Sale of Plant and Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Critical Accounting Policies

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’ s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience. For the year ended December 31, 2022 and for the year ended December 31, 2021 we had $90,588 and $6,938 respectively in revenue from the sale of our products.

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation-Stock Compensation, which currently only included share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. This standard will be effective for financial statements issued by public companies for the annual and interim periods beginning after December 15, 2018. Early adoption of the standard is permitted. The standard will be applied in a retrospective approach for each period presented.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. For the year ended December 31, 2020, an impairment loss of $10,000 was recognized on a licensing agreement and recorded to other income (expense). For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on a Patent acquisition and recorded to other income (expense). There were no other such losses recognized for the year ended December 31, 2022.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of acquired web site domains and web site content and are carried at cost, less accumulated amortization. Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets.

Recently Issued Accounting Standards

We adopted the following ASUs during 2022, none of which had a material impact to our consolidated financial statements or financial statement disclosures:

ASU		Effective Date
2021-04	Issuer’s Accounting for Certain Modifications or Exchanges of Warrants	January 1, 2022
2021-05	Lessors - Certain Leases with Variable Lease Payments	January 1, 2022
2021-08	Business Combinations: Accounting for Contract Assets and Contract Liabilities from Contracts with Customers	January 1, 2022
2022-06	Reference Rate Reform: Deferral of the Sunset Date of Topic 848	December 21, 2022

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Accounting Standards Issued But Not Yet Adopted

ASU 2022-02, Financial Instruments – Credit Losses, Troubled Debt Restructurings and Vintage Disclosures. In March 2022, the FASB issued a new accounting standard that eliminates the troubled debt recognition and measurement guidance. The new standard requires that an entity apply the loan refinancing and restructuring guidance in ASC 310 to all loan modifications and/or receivable modifications. It also enhances disclosure requirements for certain refinancings and restructurings by creditors when a borrower is experiencing financial difficulty and requires disclosure of current-period gross charge-offs by year of origination in the vintage disclosure. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The adoption of the new standard is not expected to have a material impact on our consolidated financial statements or financial statement disclosures.

All other ASUs issued but not yet adopted were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements or financial statement disclosures.

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Off Balance Sheet Arrangements

The Company is not party to any off-balance sheet arrangements that may affect its financial position or its results of operations.

No other recently issued accounting pronouncements had or are expected to have a material impact on the Company’s condensed consolidated financial statements.

Selected Financial Data

Not applicable.

Item 3. Quantitative and Qualitative Disclosures of Market Risk

Not applicable.

Item 4. Controls and Procedures

We carried out an evaluation required by the Securities Exchange Act of 1934 (the “1934 Act”), under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a-15I of the 1934 Act, as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were ineffective to provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and to provide reasonable assurance that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

During the most recent fiscal quarter, the company has made substantial upgrades its accounting software and hired new outside bookkeepers. The company has also recently hired a new consulting firm specializing in SEC accounting in order to act as an intermediary by overseeing the review, preparation and formatting of all financial materials before it is received by our SEC auditing firm. The purpose of these changes are to materially affect our ability to become a timely filer, going forward. These changes are reasonably likely to positively affect the timeliness of our internal controls as it relates to financial reporting without the addition of new employees.

Our new disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives as specified above. Management does not expect, however, that our disclosure controls and procedures will prevent or detect all error and fraud. Any control system, no matter how well designed and operated, is based upon certain assumptions and can provide only reasonable, not absolute, assurance that its objectives will be met. Further, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the Company have been detected.

Competition

Our future success depends, in part, upon our ability to develop products and achieve market share at the expense of existing and more established and future products in the relevant target markets. Existing and future products will compete directly with our products. Competing products may provide greater benefits or may offer comparable performance at a lower cost in the future.

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Management recognizes that competition in the development of performance beverages is intense. Most competitors have significantly longer operating histories, more advanced technology and greater financial resources.

Additionally, most of our competitors have significantly greater experience in

•	Developing beverages;
•	Formulating and manufacturing beverages; and
•	Launching, marketing, distributing and selling beverages.

Companies that we are in competition with include, but are not limited to Gatorade, Powerade, Body Armor, CytoMax and others. We believe that we could possibly compete with these companies because we have a proprietary formulation, several unique methods and novel technological approaches that could potentially allow us to reach proposed targets and develop additional formulations with improved properties.

Employees

Currently, we do not have any additional employees besides management. Employee agreements are only in place for Joey Firestone. Officers are devoting their time to the company in developing our products. Management is presently reviewing the near-term possibility of engaging qualified, full-time personnel to assist in developing and marketing our products. The company anticipates converting several sales consultants into full time employees in 2023. We may continue to use non-employee consultants to assist us in formulating a research and development strategy, for designing, equipping and staffing future manufacturing facilities and for business development. We may find it necessary to periodically hire part-time clerical help on an as-needed basis.

Consultants and advisors usually have the right to terminate their relationships on short notice. Loss of some of these key consultants or advisors could interrupt or delay development of one or more of our products or otherwise adversely affect our business plans.

We expect to continue to need qualified personnel with experience in performance beverages. We may have difficulty in obtaining qualified technical personnel as there is strong competition for such personnel from other companies, as well as universities and research institutions. Our business could be materially harmed if we are unable to recruit and retain qualified administrative and executive personnel to support our expanding activities, or if one or more members of our management staff were unable or unwilling to continue their association with us.

Research and Development

The Company spent $0 on research and development activities in 2022 and 2021.

Properties

At the time of this filing, the Company’s CEO, Joey Firestone, leases office space on a monthly basis for the operations, and tangible assets, other than inventory, consists of general office equipment and computers. Our expansion plans are in the preliminary stages with no formal negotiations being conducted. Most likely no expansions will take place until additional revenues can be achieved, or additional capital can be raised to help offset the costs associated with any expansion.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

The company discovered in September of 2021 that BYLT Basics, LLC, a party that it settled a previous trademark litigation case with, is in breach of its settlement agreement and sent a notice of breach to said party. The underlying matter is a trademark dispute for the mark B.Y.L.T. (Reg 6548069) of which the company also filed two oppositions of the party’s trademarks at the Trademark Trial and Appeal Board. Attorneys are in contact and being reviewed by TTAB which will determine if litigation is in order.

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MANAGEMENT OF ELITE PERFORMANCE HOLDING CORPORATION

Directors and Executive Officers

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of July 11, 2023. All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board and are elected or appointed to serve until the next meeting of the Board following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name (age)	Age	Position	Year First Elected a Director
Joey Firestone	39	Chief Executive Officer and Chairman	2018
David Sandler	53	Chief Operating Officer
Laya Clark	47	Director	2018

Background of Directors and Officers

Joey Firestone, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Joey Firestone has served as our Chief Executive Officer, Chief Financial Officer and Chairman of the Board since May 2019. Previously, Mr. Firestone served as our Director and Secretary beginning on February of 2018. A graduate of University of Miami with a B.B.A, Mr. Firestone has over 12 years of experience in operating and growing successful businesses. He was the founder and CEO of the sports nutrition company Gifted Nutrition from 2014 to 2016, which grew into over 40 countries in less than 3 years. Founder and managing member of luxury concierge company 305 Degrees from 2007 to 2018, which was named to Inc. 500’s fastest growing private companies and top 5 travel and hospitality companies on the Inc. 5000 list in 2013. His experience in operating companies, ingredient formulations, knowledge of international markets, and marketing of sport nutrition make him a great candidate for the Company.

David Sandler, Chief Operating Officer

David Sandler has over 28 year of experience in the fitness and nutrition industry as a product scientist, strength and conditioning coach, and sports and fitness consultant. His was the former COO of ProSupps Nutrition and the creator of Hyde Power Potion energy drink. Mr Sandler was a doctoral candidate at the University of Miami and the former Assistant Strength and Conditioning Coach and head of Baseball during their 1999 National Championship season. He was also an Assistant Professor of Kinesiology and Sports Science for 6 years at Florida International University. With over three hundred international, national and regional lectures to his credit he comes in high demand and is regarded as a top expert in his field.

Laya Clark, Director

Laya Clark has served as a Director since February of 2018 and works with some of the largest ingredient suppliers in the industry, including IMCD (formerly ET Horn), Compound Solutions, and DuPont Danisco. Mr. Clark’s experience includes product knowledge of an array of bioactive ingredients that can add clinically documented health enhancing effects. Works with some of the largest ingredient suppliers in the industry and has over 21 years of marketing and sales experience in sports nutrition. Mr. Clark also has valuable manufacturing knowledge and maintains key industry contacts. He plays a key role in identifying key ingredients that provide differentiating value to products by supporting immune, digestive, cardiovascular, and/or bone health. Mr. Clark is a graduate of Amherst College with a B.B.A. and a Masters in Sport Management from the University of Massachusetts.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, except to the extent governed by an employment agreement.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Meetings of Our Board of Directors

Our Board did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by written consent, which in each case was executed by the Board.

Committees of the Board

We do not currently have a compensation committee, nominating committee, or stock plan committee.

Audit Committee

We do not have a separately designated standing audit committee. The entire Board performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nominating Committee

Our Board does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	the appropriate size of our Board of Directors;
•	our needs with respect to the particular talents and experience of our Directors;
•

the knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience in political affairs;
•	experience with accounting rules and practices; and
•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary.

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Code of Ethics

We do not currently have a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions. Because we have only limited business operations and officers and directors, we believe a code of ethics would have limited utility. We intend to adopt such a code of ethics as our business operations expand and we have more directors, officers and employees.

Executive Compensation

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The Board considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our Board will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate compensation.

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We have not had a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We have not paid full salaries or other compensation to officers, directors or employees for the year 2018. We expect that directors will defer any compensation until such time as the company is in a better financial position and will strive to have the business opportunity provide their remuneration.

There are no family relationships between any of our executive officers and Directors.

Executive Compensation

The following table presents information regarding compensation of our principal executive officer, for services rendered during years ended 2021 and 2022, respectively.

Name and Principal Position	Fiscal Year	Salary ($)(1)(2)	Incentive ($)(3)	Option Awards ($)(4)	All Other Compensation $(5)	Total ($)
Joey Firestone	2022	$125,000	-	-	$	$125,000
CEO, CFO & Chairman	2021	$125,000	-	-	$	$125,000

_________

(1)The amounts shown in this column represent the dollar value of base salary earned by each named executive officer (“NEO”).

(2)Our CEO continues to defer salary until such time as the Company has improved its financial position

(3)No incentive compensation was made to our officer and director in 2020 and 2019 and therefore no amounts are shown.

(4)Amounts in this column represent the fair value required by ASC Topic 718 to be included in our financial statements for all options granted during that year.

(5)Other compensation was made up of Mr. Firestone’s expense and health insurance expenses.

Employment Agreements

2018 Employment Agreement

On February 2, 2018, the Company entered into an Employment Agreement with its CEO, Joey Firestone (the “2018 Employment Agreement”).   The material terms of which include Subject to the provisions of Section 5 of this Agreement, this Agreement shall commence as of the a three year initial term (the “Term”), which shall automatically renew for up to two (2) additional one (1) year renewal terms unless the Company or Employee gives written notice of non-renewal not less than one hundred twenty (120) days prior to the expiration of the then current initial term or renewal term, in which case this Agreement shall expire at the end of the then current initial term or renewal term.

Under the 2018 Employment Agreement, Mr. Firestone was entitled to receive a base salary of $60,000 on an annual basis, and eligible to receive a five percent (5%) increase on an annual basis.  Mr. Firestone was also eligible to receive a performance bonus of $10,000 to the annual base salary for reaching certain milestones, including a.) secure distribution in west coast US market; b.) secure distribution in mid-central US market; c.) secure distribution in South America Market; d.) secure distribution in Middle East market; e.) secure distribution in Asia market; f.) secure distribution in northeastern US market; g.) secure distribution in European market; h.) secure distribution in south eastern US market; i.) secure distribution in North American Market (non-US); and j. ) develop and launch additional flavors for markets.

Mr. Firestone also had the opportunity to earn a performance-based bonus of up to five percent (5%) of his then current base salary (the “Annual Bonus”) for each year during the Term of his employment commencing in the 2018 fiscal year. The Annual Bonus shall be set at a target level determined annually by the Company and shall be based upon Employee’s achievement of specified performance goals for each performance period as determined by the Company.

He was also entitled to participate in such stock/equity option plans for the granting of stock/equity options to purchase Company stock/equity ("Options") and/or other equity and/or cash plans, including any phantom ownership plans implemented from time-to-time by the Company covering Senior Executive level employees in accordance with the terms thereof and subject to the terms of the Company's operating agreement and the terms of such grants as determined by the Board. The Options and the equity reserved for issuance upon execution of the Options have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold or transferred in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that such registration is not required. For the avoidance of doubt, on or before the Effective Date, Mr. Firestone was issued 25,000,000 shares of common stock of the Company (the “Founder Shares”) as a founder of the Company, and not as compensation for any past or future services of the Company. Notwithstanding anything to the contrary in this Agreement, such Founder’s Shares are not Options hereunder and shall not be subject to forfeiture or redemption by the Company for any reason, whatsoever, including, but not limited to any termination of this Agreement for Cause or otherwise, or any breach of this Agreement by the Employee.

The 2018 Employment Agreement was also subject to a Lock-Up Agreement under which Mr. Firestone agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (including the Shares or any Options) however or whenever acquired ( including those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 720 days (2 years) from the date of issuance. Employee shall

2021 Employment Agreement

One February 1, 2021, the Company renewed the employment agreement with Joey Firestone with the same terms and conditions, changing only the milestone performance bonuses in shares of restricted 144 stock. No stock was earned or issued in this period.  The changes from the 2018 Employment Agreement are as follows:

Base salary increased to $125,000 per year.

Performance Bonus. The Company shall pay Mr. Firestone a performance bonus added of 5,000,000 restricted shares of Elite Performance Holding Corp. common stock for reaching each milestone of the following goals below, subject to all rules and guidelines set forth under SEC Rule 144:  a.) reach 5 million dollars in gross annual revenue; b.) reach 15 million dollars in gross annual revenue; c.) reach 30 million dollars in gross annual revenue; d.) reach 50 million dollars in gross annual revenue; e.) reach 75 million dollars in grows annual revenue; and f.) reach 100 million dollars in gross annual revenue.

Incentive Stock and Award Plan

None. We have not entered into any incentive stock and award plans.

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Stock Option Grants

We have not granted any stock options to the executive officers or directors.

Director Compensation

We do not currently pay any cash fees or expenses to our directors for serving on the Board.

Compensation Policy

The Company does not believe that its compensation policies are reasonably likely to increase corporate risk or have a material adverse effect on the Company.

Compensation of Directors

We currently limit the compensation of our directors for their service. In the future, we may compensate our directors with cash compensation and for reasonable out-of-pocket expenses in attending board of directors’ meetings and for operating/promoting our business.

Related Party Transactions

Accounts and Notes Payable related party

On November 15, 2017, Elite Beverage International issued an unsecured note payable for $80,300 to Jon McKenzie at a 6% interest rate, due upon demand. An addendum to the note was added in 2018 for an additional $127,637 in funding which was received in various advances throughout the year.

For the Year ended December 31, 2019, Jon McKenzie advanced a total of $2,000 for operating expenses of the company, which was added to the addendum. Interest expense for this note for the year ended December 31, 2020, and the year ended December 31, 2021, was $12,294 and $7,897 respectively.

On September 4, 2020, the Company reduced their debt by $439,545 with the retirement of two 6% interest bearing notes for $159,752 and $50,185 collectively and accrued interest of $30,693. These two notes held by the Company’s former CEO, COO and Board Director Jon McKenzie were forgiven after his departure. The company reduced its debt by $198,915 from accounts payable that were forgiven after Jon McKenzie’s departure. There was no subsequent terms or conditions set forth for the debt forgiveness. The total amount forgiven was $439,545 and charged to additional paid in capital

For the year ended December 31, 2019, and 2020, we had $36,000 and $36,000 respectively in consulting expense to “I Know a Dude, Inc.” owned by Laya Clark. Mr. Clark is a member of our Board of Directors. As of December 31, 2020, and 2021, we had an outstanding balance due of $65,922 and $101,922 respectively, which is included in accounts payable related party.

For the year ended December 31, 2019 we had $4,500 in accounting expense respectively to “The Mosely Group.” owned by Reesa McKenzie. Ms. McKenzie is the sister of John McKenzie. As of December 31, 2020, and 2021, we had an outstanding balance due of $4,500 and $4,500 respectively, which is included in accounts payable related party.

On June 14, 2019, Laya Clark (a member of our board of directors) entered into an advisor service agreement for one year for 1,000,000 shares of restricted 144 stock that was issued on October 3, 2019.

For the year ended December 31, 2022, and 2021, we had $36,000 and $36,000, respectively in consulting expense to “I Know a Dude, Inc.” owned by Laya Clark. Mr. Clark is a member of our Board of Directors. As of December 31, 2022 and 2021, we had an outstanding balance due of $77,922 and $101,922, respectively, which is included in accounts payable related party on the consolidated balance sheet.

As of December 31, 2022 and 2021, we had outstanding balances due to Joey Firestone of $26,689 and $37,431, respectively, for un-reimbursed business expenses. As of December 31, 2022 and 2021, we also had an outstanding balance due to Joey Firestone of $55,000 and $115,000, respectively, for consulting services, and $245,312 and $114,583 for salary, respectively, which is included in accounts payable related party.

For the year ended December 31, 2019, we had $4,500 in accounting expense respectively to “The Mosely Group.” owned by Reesa McKenzie. Ms. McKenzie is the sister of John McKenzie. As of December 31, 2022 and 2021, we had an outstanding balance due of $4,500 and $4,913, respectively, which is included in accounts payable related party.

One February 1, 2021 the Company renewed the employment agreement with Joey Firestone with milestone performance bonuses in shares of restricted 144 stock.

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued at par $.0001 per share) shares to be issued in the amount of $500 which were issued April 29, 2021.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. Total initial payments for all three vehicles were $19,000. Each vehicle has a purchase option upon the completion of the lease agreement. See Note 4 for additional details.

For the three months ended March 31, 2023 and 2022, we had $9,000, respectively, in consulting expense to “I Know a Dude, Inc.” owned by Laya Clark. Mr. Clark is a member of our Board of Directors. As of March 31, 2023, we had an outstanding balance due of $86,922, which is included in accounts payable related party.

For the three months ended March 31, 2023 and 2022, we had $10,815 and $9,000, respectively, for un-reimbursed business expenses.  As of March 31, 2023 and December 31,2022, we had outstanding balances due to Joey Firestone of $37,653 and $26,689, respectively, for un-reimbursed business expenses. As of March 31, 2023 and December 31, 2022, we also had an outstanding balance due to Joey Firestone of $40,000 and $55,000, respectively, for consulting services, and $278,125 and $245,312 for salary, respectively, which is included in accounts payable related party.

For the three months ended March 31, 2023 and 2022, we had $0 in accounting expense respectively to “The Mosely Group.” owned by Reesa McKenzie. Ms. McKenzie is the sister of John McKenzie. As of March 31, 2023 and December 31, 2022, we had an outstanding balance due of $4,500, respectively, which is included in accounts payable related party.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of July 11, 2023, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director and nominee, (iii) the executive officers, and (iv) all current directors and executive officers as a group.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/ Owner of more than 5%)	Residential Address (City / State Only)(2)	Number of Common shares owned(1)	Ownership Percentage of Common Stock Outstanding(1)	Number of Preferred shares owned(1)	Ownership Percentage of Preferred Stock Outstanding(1)
Joey Firestone	Owner, Officer, Director	Miami, FL	25,000,000	19.6%	5,000,000	50%

Laya Clark	Director	Simi Valley, CA	1,600,000	1.26%	0	0%

David Sandler	Officer	Denver, CO	1,780,000	1.4%	0	0%

Jon McKenzie	Owner	Pahrump, NV	25,000,000	19.6%	5,000,000	50%

Officers and Directors As a Group			53,380,000	41.86%	10,000,000	100%

1.) Joey Firestone and Jon McKenzie each own 25,000,000 shares of Common Stock, representing a total of 39.2% of the issued and outstanding shares of the Company’s Common Stock  Mr. Firestone and Mr. McKenzie each also own 5,000,000 shares of Series A Preferred Stock, representing 100% of the total issued and outstanding shares of Preferred Stock, as each share of Series A Preferred Stock votes the equivalent of 20 shares of Common Stock on all matters coming before a vote of the Company’s shareholders, and thus have sufficient voting power through their ownership of Series A Preferred Stock with super voting rights equal to 20 votes per share of common stock, to control the vote on substantially all corporate matters. Accordingly, Mr. Firestone and Mr. McKenzie will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business.

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

25,000,000 Series X convertible preferred which convert at a ratio of 1:10 preferred to common stock.

As of December 31, 2017, Elite Beverage International Corp had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’, for $1,000. The 25,000,000 designated as series X have not been issued.

(2) Unless otherwise indicated, the address of each beneficial owner listed above is c/o Elite Performance Holding Corp., 3301 NE 1st Ave Suite M704 Miami, FL 33137.

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PLAN OF DISTRIBUTION

Plan of Distribution for Elite Performance Holding Corporation’s

Public Offering of 15,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the company assurance as to the marketability of its shares to these identified parties.

This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a. None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b. None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c. None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

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None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 500,000,000 shares, including 465,000,000 shares of common stock, $0.0001 par value per share, of which 111,001,300 shares are issued and outstanding as of the date hereof, and (ii) 35,000,000 shares of preferred stock, including 10,000,000 shares of Series A preferred stock, of which 10,000,000 of Series A preferred stock are issued and outstanding. 5,000,000 are held by the Company’s officer and director, Joey Firestone and 5,000,000 are held by Co-Founder Jon McKenzie as of the date hereof.

Common Stock

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available, therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

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Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors. As of December 31, 2017, Elite Beverage had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’, for $1,000.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage through a 1:1 preferred share exchange as follows. 10,000,000 Series A preferred shares of Elite Performance Holding Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage International Inc.

Voting Rights

Holders of each 1 share of preferred stock are entitled to the equivalent of 20 votes on all matters voted on generally by the stockholders, including the election of directors. This means that the holders of our Series A Preferred Stock have “super voting” rights, such that Joey Firestone effectively can outvote all others on all matters voted on generally by the stockholders.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any other series of Preferred Stock that are in existence or may, from time to time, come into existence, the assets of the Company available for distribution to stockholders shall be distributed ratably among the holders of the Series A Super Voting Preferred Stock and the Corporation’s common stock, par value $0.0001 per share (“Common Stock”), with each outstanding share of the Series A Super Voting Preferred Stock being entitled to receive an amount or value equal to the amount to be distributed to fifty shares of Common Stock.

Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

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The Preferred Shares also rank senior to any other class of shares of the Company with respect to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Mountain Share Transfer, LLC currently serves as transfer agent for the Common Stock and Preferred Stock.

EXPERTS

The audited financial statements of Elite Performance Holding Corp. (the Company) as of December 31, 2022 and 2021 included in this prospectus and in the registration statement have been so included in reliance upon the report of M&K CPAS, PLLC, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Matheau J. W. Stout, Esq., of Baltimore, Maryland, will issue to Elite Performance Holding Corporation its opinion regarding the legality of the common stock being offered hereby. Matheau J. W. Stout, Esq. has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

C O N T E N T S

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Elite Performance Holding Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Elite Performance Holding Corp. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of  the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “ consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of  the years in the two-year period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the company has recently accumulated significant losses from operations and has negative working capital, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 8 to the consolidated financial statements, the company has recently accumulated significant losses from operations and has negative working capital, which raise substantial doubt about its ability to continue as a going concern

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are difficult to substantiate. To evaluate the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2018

Houston, TX

June 5, 2023

F-2

Elite Performance Holding Corp.

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash	$8,993	$1,801
Accounts receivable	25,202	-
Inventory	178,003	8,419
Prepaid expenses	1,951	-
Total Current Assets	214,149	10,220

Property and equipment, net	49,485	-
Right of use asset	130,381	-
TOTAL ASSETS	$394,015	$10,220

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$629,079	$787,152
Accounts payable and accrued expenses related party	409,423	373,849
Accrued expenses	293,589	199,458
Lease liability - current	17,282	-
Notes payable, net of OID of $6,188 and $0, respectively	23,128	-
Advances	90,000	-
Convertible notes payable (net of debt discount)	545,250	543,004
Total Current Liabilities	2,007,751	1,903,463

Longterm Liabilities
Lease liability - long-term	95,993	-
PPP Loan	95,485	95,485
Total Long-Term Liabilities	191,478	95,485
Total Liabilities	2,199,229	1,998,948

Commitments and Contingencies	-	-

STOCKHOLDERS' DEFICIT
Preferred stock; $0.0001 par value, 35,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1,000	1,000
Common stock; $0.0001 par value, 465,000,000 shares authorized, 127,881,300 and 98,971,300 issued and outstanding as of December 31, 2022 and 2021, respectively	12,788	9,896
Shares to be issued	50,000	5,000
Additional paid-in capital	5,473,417	2,585,308
Accumulated deficit	(7,342,419)	(4,589,932)
Total Stockholders' Deficit	(1,805,214)	(1,988,728)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$394,015	$10,220

The accompanying notes are an integral part of these consolidated financial statements

F-3

Elite Performance Holding Corp.

 Consolidated Statements of Operations

for the years ended December 31,

	2022	2021

REVENUES	$90,588	$6,938
COST OF GOODS SOLD	126,586	68,038
GROSS PROFIT (LOSS)	(35,998)	(61,100)

OPERATING EXPENSES
Legal and accounting	283,805	125,671
Advertising	310,767	57,124
Consulting	1,367,794	321,965
General and administrative	645,468	292,905
Total Operating Expenses	2,607,834	797,665

OPERATING LOSS	(2,643,832)	(858,765)

OTHER INCOME (EXPENSE)
Gain on forgiveness of PPP loan	-	105,867
Loss on impairment of assets	-	(20,000)
Gain on debt forgiveness	6,000	-
Interest expense	(114,655)	(96,029)

Total Other Income (Expense)	(108,655)	(10,162)

NET LOSS	$(2,752,487)	$(868,927)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.02)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	112,815,779	95,357,059

The accompanying notes are an integral part of these consolidated financial statements

F-4

Elite Performance Holding Corp.
Consolidated Statements of Stockholders’ Deficit
For the years ended December 31, 2022 and 2021

					Shares	Additional		Total
	Common Stock		Preferred Stock		to be	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	(Deficit)

Balance December 31, 2020	84,738,300	$8,472	10,000,000	$1,000	$13,803	$2,069,582	$(3,721,005)	$(1,628,148)

Shares issued for subscriptions	4,176,000	418	-	-	-	208,382	-	208,800
Shares issued for services	3,287,000	329	-	-	(3,803)	164,021	-	160,547
Shares issued for license from to be issued	200,000	20	-	-	(10,000)	9,980		-
Shares issued for patents	400,000	40	-	-	-	19,960		20,000
Shares issued for licensing agreement	5,000,000	500	-	-	-	(500)		-
Shares issued for commitment fee	60,000	6	-	-	-	2,994		3,000
Reg D subscriptions	1,110,000	111	-	-	-	110,889		111,000
Shares to be issued for liability settlement	-	-	-	-	5,000	-	-	5,000
Net loss	-	-	-	-	-	-	(868,927)	(868,927)

Balance December 31, 2021	98,971,300	9,896	10,000,000	1,000	5,000	2,585,308	(4,589,932)	(1,988,728)

Reg D subscriptions	18,160,000	1,817	-	-	(5,000)	1,814,184	-	1,811,001
Shares issued for settlement of accounts payable	2,380,000	238	-	-	40,000	237,762	-	278,000
Shares issued for services	8,350,000	835	-	-	-	834,165	-	835,000
Shares issued in connection with convertible debt	20,000	2	-	-	-	1,998	-	2,000
Shares to be issued for Reg D subscriptions	-	-	-	-	10,000	-	-	10,000
Net loss	-	-	-	-	-	-	(2,752,487)	(2,752,593)

Balance December 31, 2022	127,881,300	12,788	10,000,000	1,000	50,000	5,473,417	(7,342,419)	(1,805,214)

The accompanying notes are an integral part of these consolidated financial statements

F-5

Elite Performance Holding Corp.

Consolidated Statements of Cash Flows

for the years ended December 31,

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,752,487)	$(868,927)
Items to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	9,559	3,053
Shares issued and to be issued for services	835,000	160,547
Shares issued in connection with convertible debt	2,000	-
Gain on debt forgiveness	(6,000)	-
Depreciation expense	5,515	-
Impairment of licensing agreement	-	20,000
Gain on forgiveness of PPP loan	-	(105,867)
Changes in operating assets and liabilities
(Increase) / decrease in accounts receivable	(25,202)	-
(Increase) / decrease in inventory	(169,584)	1,709
(Increase) / decrease in prepaid expenses	(1,951)	-
(Increase) / decrease in other assets	12,230	-
Increase in accounts payable - Related party	95,574	151,111
Increase in accounts payable and accrued expenses	160,058	295,123
Net Cash Used in Operating Activities	(1,835,288)	(343,251)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(55,000)	-
Net Cash Used in Investing Activities	(55,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt	-	25,000
Proceeds from notes payable	50,460	24,000
Repayments of notes payable	(34,645)	(24,000)
Payments on financing leases	(29,336)	-
Proceeds from advances	90,000	-
Proceeds from sale of common stock and shares to be issued	1,821,001	319,800
Net Cash Provided by Financing Activities	1,897,480	344,800

Increase (Decrease) in Cash	7,192	1,549

CASH AT BEGINNING OF YEAR	1,801	252

CASH AT END OF YEAR	$8,993	$1,801

Supplemental Information:
Interest Paid	$5,832	-
Taxes	-	-

Supplemental Non-Cash Information:
Shares issued for commitment fees	$-	$3,000
Shares issued for sub/licensing contract	$-	$500
Shares issued for patents	$-	$20,000
Convertible note issued for accounts payable	$-	$20,000
Shares issued for stock payable	$-	$13,803
Shares issued and to be issued for payment of accounts payable	$278,000	$5,000
Recognition of lease asset and lease liability	$142,613	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

Elite Performance Holding Corp.

Consolidated Notes to the Financial Statements

For the year ended December 31, 2022

Note 1 - GENERAL

Business Overview

Elite Performance Holding Corporation (“EPH”) was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage, and energy markets.

On February 2, 2018, a contribution and assignment agreement was executed by Joseph Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of common stock, $0.0001 par value, for a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage International Corp., a Nevada corporation (the “Company”), which shares represented all authorized, issued and outstanding shares of the Company.

Elite Beverage International is a 100% wholly owned subsidiary of Elite Performance Holding Corp.

BYLT Performance, LLC is a wholly owned subsidiary of Elite Beverage International Corp. and currently holds all of the trademarks and intellectual property for the company.

Our Products and Services

On August 01, 2020, the Company entered into an Exclusivity Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for exclusive rights on a patent pending SmartCarb® technology (US Patent Application No. 16/785,498.) This Agreement gives the Company first right of refusal to purchase the technology upon issuance of its patent for 200,000 shares in the Company.

On September 29, 2021, the Company entered into an Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for the transfer and assignment of the SmartCarb® technology (US Patent No. 11,103,522 issued August 31, 2021.) This Agreement gives the Company the intellectual property and patent ownership for 400,000 shares valued at $20,000 that were issued October 1, 2021. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on the Patent acquisition and recorded to other income (expense).

Note 2 - Organization and Significant Accounting Policies

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2022 the Company had an accumulated deficit of $7,359,525. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the operations of the Company and its wholly-owned subsidiary, Elite Beverage International Corp.

All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated financial statements are prepared using the accrual method of accounting and are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The Company has elected a calendar year-end.

F-7

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. The allowance for doubtful trade receivables was $0 as of December 31, 2022 and 2021.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As December 31, 2022 and 2021 we had no reserve for potentially obsolete inventory. As of December 31, 2022 and 2021 we had $178,003 and $8,419 in inventory respectively.

Prepaid Expenses

Prepaid expenses are expenditures that have not yet been consumed, and so are capitalized for a short period of time. They are initially recorded on the balance sheet as current assets, and are later charged to expense.

Basic and Diluted Loss Per Share

The Company presents both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had net losses for the year ended December 31, 2022 and 2021, so the diluted EPS excluded all dilutive potential shares in the diluted EPS because their effect is anti-dilutive. As of December 31, 2022, the Company had $545,250 in convertible notes plus accrued interest of $259,971 that may be converted into 16,104,420 shares of common stock. As of December 31, 2021, the Company had $545,250 in convertible notes plus accrued interest of $158,914 that may be converted into 14,083,283 shares of common stock.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses primarily consist of salaries and benefits for research and development employees, stock-based compensation, consulting fees, lab supplies, and regulatory compliance costs. We had $0 research and development R&D expense during the years ended December 31, 2022 and 2021.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The company’s performance obligation is to deliver the product(s) per the contract and the obligation is met upon receipt of the product by the purchaser. Prices are predetermined plus applicable taxes and shipping costs. The company’s main source of revenue comes from distributors, retail stores and gyms, and online sales primarily coming from the company website and Amazon. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

For the year ended December 31, 2022 and 2021 we had $90,588 and $6,938, respectively in revenue from the sale of our products.

F-8

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted.  Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company computes its income tax expense using a Federal Tax Rate of 21%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of December 31, 2022 and 2021, we had a net operating loss carry-forward of approximately $7,342,000 and $4,590,000 and a deferred tax asset of approximately $1,542,000 and $964,000 using the statutory rate of 21%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have recorded a valuation allowance of approximately $1,542,000 and $964,000. FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2022 and 2021, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

Net deferred tax assets consist of the following components as of December 31, 2022, and 2021:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Deferred tax assets	$1,542,000	$964,000
Valuation allowance	(1,542,000)	(964,000)
Net deferred tax asset	$-	$-

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation-Stock Compensation, which currently only included share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. This standard will be effective for financial statements issued by public companies for the annual and interim periods beginning after December 15, 2018. Early adoption of the standard is permitted. The standard will be applied in a retrospective approach for each period presented.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on a Patent acquisition and recorded to other income (expense). There were no other such losses recognized for the year ended December 31, 2021.There were no such losses recognized during the year ended December 31, 2022.

F-9

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of acquired web site domains and web site content and are carried at cost, less accumulated amortization. Depreciation and amortization is recorded on the straight-line basis method over the estimated useful lives of the assets.

Recently Issued Accounting Standards

We adopted the following ASUs during 2022, none of which had a material impact to our consolidated financial statements or financial statement disclosures:

ASU		Effective Date
2021-04	Issuer’s Accounting for Certain Modifications or Exchanges of Warrants	January 1, 2022
2021-05	Lessors - Certain Leases with Variable Lease Payments	January 1, 2022
2021-08	Business Combinations: Accounting for Contract Assets and Contract Liabilities from Contracts with Customers	January 1, 2022
2022-06	Reference Rate Reform: Deferral of the Sunset Date of Topic 848	December 21, 2022

Accounting Standards Issued But Not Yet Adopted

ASU 2022-02, Financial Instruments – Credit Losses, Troubled Debt Restructurings and Vintage Disclosures. In March 2022, the FASB issued a new accounting standard that eliminates the troubled debt recognition and measurement guidance. The new standard requires that an entity apply the loan refinancing and restructuring guidance in ASC 310 to all loan modifications and/or receivable modifications. It also enhances disclosure requirements for certain refinancing and restructurings by creditors when a borrower is experiencing financial difficulty and requires disclosure of current-period gross charge-offs by year of origination in the vintage disclosure. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The adoption of the new standard is not expected to have a material impact on our consolidated financial statements or financial statement disclosures.

All other ASUs issued but not yet adopted were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements or financial statement disclosures.

NOTE 3 - RELATED PARTY TRANSACTIONS

Accounts and Notes Payable related party

For the year ended December 31, 2022, and 2021, we had $36,000 and $36,000, respectively in consulting expense to “I Know a Dude, Inc.” owned by Laya Clark. Mr. Clark is a member of our Board of Directors. As of December 31, 2022 and 2021, we had an outstanding balance due of $77,922 and $101,922, respectively, which is included in accounts payable related party on the consolidated balance sheet.

As of December 31, 2022 and 2021, we had outstanding balances due to Joey Firestone of $26,689 and $37,431, respectively, for un-reimbursed business expenses. As of December 31, 2022 and 2021, we also had an outstanding balance due to Joey Firestone of $55,000 and $115,000, respectively, for consulting services, and $245,312 and $114,583 for salary, respectively, which is included in accounts payable related party.

For the year ended December 31, 2019, we had $4,500 in accounting expense respectively to “The Mosely Group.” owned by Reesa McKenzie. Ms. McKenzie is the sister of John McKenzie. As of December 31, 2022 and 2021, we had an outstanding balance due of $4,500 and $4,913, respectively, which is included in accounts payable related party.

One February 1, 2021 the Company renewed the employment agreement with Joey Firestone with milestone performance bonuses in shares of restricted 144 stock.

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued at par $.0001 per share) shares to be issued in the amount of $500 which were issued April 29, 2021.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. Total initial payments for all three vehicles were $19,000. Each vehicle has a purchase option upon the completion of the lease agreement. See Note 4 for additional details.

F-10

NOTE 4 - LEASES

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below. We adopted this standard on the effective date of January 1, 2019 and used this effective date as the date of initial application. Under this application method, we were not required to restate prior period financial information or provide Topic 842 disclosures for prior periods. We elected the ‘package of practical expedients,’ which permitted us to not reassess our prior conclusions related to lease identification, lease classification, and initial direct costs, and we did not elect the use of hindsight.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

We recognized a $142,613 right-of-use asset and $142,613 in a related party lease liability for our finance leases. For our finance leases, the asset is included in other long-term assets on the balance sheet and is amortized within operating income over the lease term. The long-term component of the lease liability is included in other long-term liabilities, net, and the current component is included in other current liabilities.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. Total initial payments for all three vehicles were $19,000. $5,000.00 each for two vehicles and $9000 for one. (Mercedes Sprinter Van.) The monthly payment for each vehicle is 66 month of $706.07,(APR 8.99%) 72 months of $806.76,(APR9.95%) 72 months of $796.94. (APR 10.59%) Each vehicle has a purchase option upon the completion of the lease agreement.

The Company incurred amortization expense, which is included as part of selling, general and administrative expenses, of $12,232 and $0 and $5,832 and $0 of interest expense for the years ended December 31, 2022 and 2021, respectively.

The tables below present financial information associated with our leases.

		December 31,	December 31,
	Balance Sheet Classification	2022	2021

Right-of-use assets	Other long-term assets	$130,381	$0
Current lease liabilities	Other current liabilities	17,282	0
Non-current lease liabilities	Other long-term liabilities	95,993	0

As of December 31, 2022, our maturities of our lease liabilities are as follows:

December 31, 2022
Maturity of lease liabilities	Financing Leases
2023	$27,717
2024	27,717
2025	27,717
2026	27,717
2027	27,011
Thereafter	23,019
Total lease payments	$160,898
Less: Imputed interest	(47,623)
Present value of lease liabilities	$113,275

F-11

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment—at cost, less accumulated depreciation:

December 31, 2022
Trucks	55,000

Total cost	55,000

Less accumulated depreciation	(5,515)

Net, property and equipment	$49,485

Depreciation expense for the year ended December 31 2022 and 2021 was $5,515 and $0, respectively. The trucks are being depreciated over a useful life of 5 years.

NOTE 6 - COMMON STOCK AND COMMON STOCK WARRANTS

Common Stock

The Company had authorized a total of 400,000,000 shares of Common Stock, par value $0.0001 as of December 31, 2017 for Elite Beverage International. However, Elite Performance Holding Corp. is now the successor company and as of December 31, 2022 there are 465,000,000 (Four Hundred Sixty-Five Million) shares authorized par value $0.0001.

On February 2, 2018, Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:2 common share exchange as follows: 50,000,000 common shares of Elite Performance Holding, Corp., in exchange for 100,000,000 common shares of Elite Beverage International, Inc.

Shares Registered in the S-1 Registration Statement

As of December 31, 2022, the Company has raised $1,250,000 (25,000,000 shares issued) through a registered offering for $1,250,000 which was registered with the SEC through an S1 registration statement which went effective on April 23, 2019.

Restricted Shares issued

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued par at $.0001 per share) shares in the amount of $500 which were issued April 29, 2021.

On January 21, 2021 we issued 4,176,000 common subscription shares to accredited investors in the amount of $208,800.

In 2021, we issued 3,287,000 shares of our common stock for services (consulting and advertising) valued at $160,547.

On October 1, 2021, we issued 60,000 shares of our common stock for a commitment fee valued at $3,000.

On October 1, 2021, we issued 400,000 shares of our common stock for patent acquisition valued at $20,000. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on this patent acquisition and recorded to other income (expense).

In November of 2021 we issued 1,110,000 shares of our common stock for our Regulation D offering valued at $111,000 at a per share price of $.10.

In the year ended December 31, 2022, we issued 18,160,000 common subscription shares to accredited investors for subscription agreements in the amount of $1,811,001.In the year ended December 31, 2022, we have also received $10,000 for shares to be issued to accredited investors for subscription agreements.

In the year ended December 31, 2022, we issued 8,350,000 shares for services in the amount of $835,000 valued at $0.10 per share.

In the year ended December 31, 2022, we recognized $238,000 in shares issued and $40,000 in shares to be issued for settlement of accounts payable valued at $0.10 per share for a total of 2,780,000 shares.

In the year ended December 31, 2022, we issued 20,000 shares in connection with a convertible note in the amount of $2,000 valued at $0.10 per share. The $2,000 was expensed in the year ended December 31, 2022.

F-12

Common Stock Warrants

None.

NOTE 7 - PREFERRED STOCK

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.  As of December 31, 2017, Elite Beverage International Corp had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’”, for $1,000.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:1 preferred share exchange as follows. 10,000,000 Series A preferred shares of Elite Performance Holdings Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage International Inc.

NOTE 8 - GOING CONCERN

The Company’s consolidated financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated significant losses and has negative working capital. All of these items raise substantial doubt about its ability to continue as a going concern. Management’s plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company is currently trying to raise new debt or equity to set up and market its line of sports drinks. If the Company is not successful in the development and implementation of a concept which produces positive cash flows from operations, the Company may be forced to continue to raise additional equity or debt financing to fund its ongoing obligations or risk ceasing doing business.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

NOTE 9 – NOTE PAYABLE

On April 30, 2020 Elite Beverage International was approved for a loan for $201,352 through the Payment Protection Program with an interest of 0.98% per annum and a maturity date of April 23, 2022. Forgiveness in the amount of $105,867 was given on September 2, 2021, which was recorded as a gain on forgiveness on debt in the statement of operations. As of February 9, 2022, The SBA has paid off the balance of the PPP loan with the lender. The Company is waiting for formal confirmation from the SBA on the status of the loan balance and once received will record the forgiveness of the debt. The balance of this loan is $95,485 at December 31, 2022 and 2021.

In the second quarter and third quarter of 2022, the Company entered into a non-convertible, non-interest bearing advance for $90,000 from a third party. Monies to be paid back over the course of the next 12 months.

In July of 2022, the Company entered into a receivables and sale note payable agreement with a third party. The funded amount by the third party was $50,460, this amount is the purchase price less fees and is the net amount funded to the Company. This note will be paid back with 48 weekly installments of $1,332, for a total amount of $63,960 to be paid back. The note contains Original Issue Discount (OID) of $13,500 at issuance. As of December 31, 2022, the Company owes $29,316 on this note payable and the OID balance is $6,188, leaving a net balance of $23,128. The Company has recorded $7,313 as interest expense for the year ended December 31, 2022 related to this OID.

Gain on debt forgiveness

In the third quarter of 2022, the Company entered into a settlement agreement with a vendor settling $12,000 of accounts payable  for two payments totaling $6,000, resulting in a gain on debt forgiveness of $6,000.

F-13

NOTE 10 - CONVERTIBLE NOTES PAYABLE

On January 7, 2019, we issued a convertible promissory note to David Stoccardo in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 8, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000. This note also included an original discount fee of $7,500 and had an outstanding balance of $0 as of September 30, 2022. On May 14, 2019 we paid $5,000 of principal on this note and as of December 31, 2022 the outstanding balance was $152,500. On March 28, 2019 the Company issued David Stoccardo an additional convertible promissory note in the amount of $7,875, with the same terms as his convertible note issued on January 7, 2019. On July 5, 2022, the Company issued 20,000 shares to this note holder and recorded $2,000 as additional interest expense for these shares, valued at $0.10 per share. The $2,000 of additional interest expense was expensed in the year ended December 31, 2022. The balance of this note at December 31, 2022 is $0. This note is in default and is accruing interest at the default rate of 18%.

On December 4, 2019, we entered into a convertible promissory note in the amount of $189,000, with an interest rate of 8% per annum and a maturity date of December 4, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. This note included an original discount fee of $9,000. As of December 31, 2022 the balance on this debt discount was $0. We also issued 500,000 commitment shares valued at $25,000 on December 11, 2019 and recorded to debt discount. We amortized $1,712 for the year ended December 31, 2019, and $23,288 and $0 for the years ended December 31, 2020 and 2021 respectively. The outstanding balance on this note as of December 31, 2022, is $189,000. This note is in default and is accruing interest at the default rate of 18%.

On January 17, 2020 we issued a convertible promissory note to The Hillyer Group Inc. in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 17, 2021. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000 included an original discount fee of $7,500, which was recorded to debt discount. We amortized $26,452 and $1,048 during the years ended December 31, 2020 and 2021 respectively and $1,500 for the year ended December 31, 2022 leaving a balance of $0 and the convertible note had an outstanding balance of $157,500 as of December 31, 2022. This note is in default and is accruing interest at the default rate of 18%.

On July 21, 2021 we issued a convertible promissory note to Hillyer Group LLC. in the amount of $26,250 with an interest rate of 8% per annum and a maturity date of July 21, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On July 21, we agreed to issue 60,000 shares of common stock in consideration for the execution of this note, which were subsequently issued on October 1, 2021. These shares are restricted and subject to SEC Rule 144. These shares were valued at $3,000 and recorded to debt discount. We amortized $1,458 of the debt discount for the year ended December 31, 2021 and $1,500 for the nine months ended September 30, 2022 leaving a balance of $42. This note also included an original discount fee of $1,250 recorded to debt discount, we amortized $547 recorded to interest expense during the year ended December 31, 2021 and $703 for the year ended December 31, 2022 leaving a balance of $0. The outstanding balance on the note was $26,250 as of December 31, 2022. This note is in default and is accruing interest at the default rate of 18%.

On September 16, 2021 we issued a convertible promissory note to Stout LLC. in the amount of $20,000 with an interest rate of 12% per annum and a maturity date of September 16, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. The outstanding balance on the note was $20,000 as of December 31, 2022.  This note is in default and is accruing interest at the default rate of 18%.

Total interest expense including discount amortization on the above notes and $955 of interest expense on the PPP loan for the year ended December 31, 2022 and 2021 was $101,510 and $95,525, respectively.

F-14

NOTE 11 - COMMITMENTS AND CONTINGENCIES

None

NOTE 12 - CONCENTRATIONS

Concentration of Major Customers

As of December 31, 2021, the Company’s trade accounts receivables were $0 and no concentrations. For the year ended December 31, 2021, the Company received approximately 98% of its revenue from online sales.

As of December 31, 2022, the Company’s trade accounts receivables were $25,202 and 1 customer accounted for 90% of the trade accounts receivable balance. For the year ended December 31, 2022, the Company received approximately 23% of its revenue from online sales and 1 customer accounted for 15% of total revenue.

NOTE 13 - INVENTORY

As of December 31, 2022, the Company’s inventory was $178,003, which consisted of $46,740 in raw material and $131,263 in finished goods.

As of December 31, 2021, the Company’s inventory was $8,419, which consisted of $8,419 in raw material and $0 in finished goods.

NOTE 14 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to December 31, 2022 through the date these consolidated financial statements were issued and has reported the following events:

In April of 2023, the Company issued 400,000 shares of common stock to Erica Stump for outstanding debt of $40,000.

From January 1, 2023 to June 5, 2023, the Company has issued a total of 600,000 shares of common stock from the Reg. D offering and 160,000 shares of common stock for services provided.

F-15

 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

C O N T E N T S

Elite Performance Holding Corp.

F-16

Elite Performance Holding Corp.

Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash	$-	$8,993
Accounts receivable	23,688	25,202
Inventory	162,745	178,003
Prepaid expenses	-	1,951
Total Current Assets	186,433	214,148

Property and equipment, net	46,773	49,485
Right of use asset	124,327	130,381
TOTAL ASSETS	$357,533	$394,014

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$683,504	$629,079
Accounts payable and accrued expenses related party	447,200	409,423
Bank overdraft	521	-
Accrued expenses	326,178	293,589
Lease liability - current	17,712	17,282
Notes payable, net of OID of $24,583 and $6,188, respectively	82,960	23,128
Advances	140,000	90,000
Convertible notes payable (net of debt discount)	555,250	545,250
Total Current Liabilities	2,253,325	2,007,751

Longterm Liabilities
Lease liability - long-term	92,896	95,993
PPP Loan	95,485	95,485
Total Long-Term Liabilities	188,381	191,478
Total Liabilities	2,441,706	2,199,229

Commitments and Contingencies	-	-

STOCKHOLDERS' DEFICIT
Preferred stock; $0.0001 par value, 35,000,000 shares authorized, 10,000,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1,000	1,000
Common stock; $0.0001 par value, 465,000,000 shares authorized, 128,481,300 and 127,881,300 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	12,848	12,788
Shares to be issued	69,000	50,000
Additional paid-in capital	5,539,357	5,473,417
Accumulated deficit	(7,706,378)	(7,342,419)
Total Stockholders' Deficit	(2,084,173)	(1,805,214)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$357,533	$394,014

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-17

Elite Performance Holding Corp.

Consolidated Statements of Operations

for the three months ended March 31,

(Unaudited)

	2023	2022

REVENUES	$9,908	$285
COST OF GOODS SOLD	15,258	6,443
GROSS PROFIT (LOSS)	(5,350)	(6,158)

OPERATING EXPENSES
Legal and accounting	66,723	31,046
Advertising	24,654	28,774
Consulting	116,964	416,600
General and administrative	113,038	74,341
Total Operating Expenses	321,379	550,761

OPERATING LOSS	(326,729)	(556,919)

OTHER INCOME (EXPENSE)
Interest expense	(37,230)	(25,105)

Total Other Income (Expense)	(37,230)	(25,105)

NET LOSS	$(363,959)	$(582,024)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	128,215,744	102,789,744

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-18

Elite Performance Holding Corp.

Consolidated Statements of Stockholders’ Deficit

for the three months ended March 31,

(Unaudited)

					Shares	Additional		Total
	Common Stock		Preferred Stock		to be	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	(Deficit)

Balance December 31, 2022	127,881,300	$12,788	10,000,000	$1,000	$50,000	$5,473,417	$(7,342,419)	$(1,805,214)

Reg D subscriptions	600,000	60	-	-		59,940	-	60,000
Shares issued for services	-	-	-	-	10,000	6,000	-	16,000
Shares to be issued for Reg D subscriptions	-	-	-	-	9,000	-	-	9,000
Net loss	-	-	-	-	-	-	(363,959)	(363,959)
Balance March 31, 2023	128,481,300	$12,848	10,000,000	$1,000	$69,000	$5,539,357	$(7,706,378)	$(2,084,173)

Balance December 31, 2021	98,971,300	$9,896	10,000,000	$1,000	$5,000	$2,585,308	$(4,589,932)	$(1,988,728)

Reg D subscriptions	5,000,000	500	-	-	-	499,500	-	500,000
Shares issued for services	3,390,000	339	-	$-	-	338,661	-	339,000
Net loss	-	-	-	-	-	-	(582,024)	(582,024)
Balance March 31, 2022	107,361,300	10,735	10,000,000	1,000	5,000	3,423,469	(5,171,956)	(1,731,751)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-19

Elite Performance Holding Corp.

Consolidated Statements of Cash Flows

for the three months ended March 31,

(Unaudited)

	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(363,959)	$(582,024)
Items to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	11,104	1,063
Shares issued and to be issued for services	16,000	339,001
Depreciation expense	2,712	-
Changes in operating assets and liabilities
(Increase) / decrease in accounts receivable	1,514	-
(Increase) / decrease in inventory	15,258	(308,458)
(Increase) / decrease in prepaid expenses	1,951	(9,250)
(Increase) / decrease in other assets	6,054	-
Increase in accounts payable - Related party	37,778	35,900
Increase in accounts payable and accrued expenses	87,014	63,790
Net Cash Used in Operating Activities	(184,574)	(459,978)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	-
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt	10,000	-
Proceeds from notes payable	99,376	-
Repayments of notes payable	(50,648)	-
Bank overdraft	521	-
Payments on financing leases	(2,668)	-
Proceeds from advances	50,000	-
Proceeds from sale of stock	-	500,000
Proceeds from sale of common stock and shares to be issued	69,000	-
Net Cash Provided by Financing Activities	175,581	500,000

Increase (Decrease) in Cash	(8,993)	40,022

CASH AT BEGINNING OF YEAR	8,993	1,801

CASH AT END OF YEAR	$-	$41,823

Supplemental Information:
Interest Paid	2,743	-
Taxes	-	-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-20

Elite Performance Holding Corp.

Consolidated Notes to the Financial Statements

For the three months ended March 31, 2023

Note 1 - GENERAL

Business Overview

Elite Performance Holding Corporation (“EPH”) was formed on January 30, 2018 (inception) and is a holding company with anticipated holdings in companies centered on innovative and proprietary nutritional and dietary fitness enhancement products, that are in the sports performance, weight loss, nutritional, functional beverage, and energy markets.

On February 2, 2018, a contribution and assignment agreement was executed by Joseph Firestone and Jon McKenzie (collectively, the “Assignors”), and Elite Performance Holding Corp., a Nevada corporation (the “Assignee”). Whereas Firestone and McKenzie were the owners of 50,000,000 shares of common stock, $0.0001 par value, for a total of 100,000,000 shares of common stock (collectively, the “Shares”) of Elite Beverage International Corp., a Nevada corporation (the “Company”), which shares represented all authorized, issued and outstanding shares of the Company.

Elite Beverage International is a 100% wholly owned subsidiary of Elite Performance Holding Corp.

BYLT Performance, LLC is a wholly owned subsidiary of Elite Beverage International Corp. and currently holds all of the trademarks and intellectual property for the company.

Our Products and Services

On August 01, 2020, the Company entered into an Exclusivity Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for exclusive rights on a patent pending SmartCarb® technology (US Patent Application No. 16/785,498.) This Agreement gives the Company first right of refusal to purchase the technology upon issuance of its patent for 200,000 shares in the Company.

On September 29, 2021, the Company entered into an Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for the transfer and assignment of the SmartCarb® technology (US Patent No. 11,103,522 issued August 31, 2021.) This Agreement gives the Company the intellectual property and patent ownership for 400,000 shares valued at $20,000 that were issued October 1, 2021. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on the Patent acquisition and recorded to other income (expense).

Note 2 - Organization and Significant Accounting Policies

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2023 the Company had an accumulated deficit of $7,706,378. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to generate profits from the Company’s future operations, identify future investment opportunities and obtain the necessary debt or equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the operations of the Company and its wholly-owned subsidiary, Elite Beverage International Corp.

All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated financial statements are prepared using the accrual method of accounting and are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The Company has elected a calendar year-end.

F-21

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers located within the United States of America; and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us.  As of March 31, 2023 and December 31, 2022, we had $23,688 and $25,202 in accounts receivable respectively.  The allowance for doubtful trade receivables was $0 as of March 31, 2023 and December 31, 2022, respectively.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of March 31, 2023 and December 31, 2022, we had $162,745 and $178,003 in inventory respectively.  We had no reserve for potentially obsolete inventory as of March 31, 2023 and December 31, 2022, respectively.

Prepaid Expenses

Prepaid expenses are expenditures that have not yet been consumed, and so are capitalized for a short period of time. They are initially recorded on the balance sheet as current assets, and are later charged to expense.  As of March 31, 2023 and December 31, 2022, we had $0 and $1,951 in prepaid expenses, respectively.

Basic and Diluted Loss Per Share

The Company presents both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company had net losses as of March 31, 2023 and December 31, 2022, so then diluted EPS excluded all dilutive potential shares in the diluted EPS because their effect is anti-dilutive. As of March 31, 2023, the Company had $555,250 in convertible notes plus accrued interest of $281,304 that may be converted into 16,549,882 shares of common stock. As of December 31, 2022, the Company had $545,250 in convertible notes plus accrued interest of $259,971 that may be converted into 16,104,420 shares of common stock.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

F-22

Research and Development

Research and development costs are expensed as incurred. Research and development expenses primarily consist of salaries and benefits for research and development employees, stock-based compensation, consulting fees, lab supplies, and regulatory compliance costs. For the three months ended March 31, 2023 and 2022, we had $0 research and development (R&D) expense, respectively.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The company’s performance obligation is to deliver the product(s) per the contract and the obligation is met upon receipt of the product by the purchaser. Prices are predetermined plus applicable taxes and shipping costs. The company’s main source of revenue comes from distributors, retail stores and gyms, and online sales primarily coming from the company website and Amazon. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

For the three months ended, as of March 31, 2023 and 2022, we had $9,908 and $285, respectively in revenue from the sale of our products.

Stock-Based Compensation

The Company records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 “Stock Compensation” and are measured and recognized based on the fair value of the equity instruments issued. In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation-Stock Compensation, which currently only included share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. This standard has been  effective and applied for financial statements issued by public companies for the annual and interim periods after December 15, 2018.

Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, “Property, Plant and Equipment.” The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. For the three months ended, as of March 31, 2023 and 2022, we did not record any impairment on our previously announced Patent acquisition, resulting in no other income (expense) being recognized.

F-23

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of acquired web site domains and web site content and are carried at cost, less accumulated amortization. Depreciation and amortization is recorded on the straight-line basis method over the estimated useful lives of the assets.

Recently Issued Accounting Standards

We adopted the following ASUs during 2022, none of which had a material impact to our consolidated financial statements or financial statement disclosures:

ASU		Effective Date
2021-04	Issuer’s Accounting for Certain Modifications or Exchanges of Warrants	January 1, 2022
2021-05	Lessors - Certain Leases with Variable Lease Payments	January 1, 2022
2021-08	Business Combinations: Accounting for Contract Assets and Contract Liabilities from Contracts with Customers	January 1, 2022
2022-06	Reference Rate Reform: Deferral of the Sunset Date of Topic 848	December 21, 2022

Accounting Standards Issued But Not Yet Adopted

ASU 2022-02, Financial Instruments – Credit Losses, Troubled Debt Restructurings and Vintage Disclosures. In March 2022, the FASB issued a new accounting standard that eliminates the troubled debt recognition and measurement guidance. The new standard requires that an entity apply the loan refinancing and restructuring guidance in ASC 310 to all loan modifications and/or receivable modifications. It also enhances disclosure requirements for certain refinancings and restructurings by creditors when a borrower is experiencing financial difficulty and requires disclosure of current-period gross charge-offs by year of origination in the vintage disclosure. The new standard is effective and has been applied for fiscal years, and interim periods within those fiscal years, beginning after January 1, 2023.

All other ASUs issued but not yet adopted were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements or financial statement disclosures.

NOTE 3 - RELATED PARTY TRANSACTIONS

Accounts and Notes Payable related party

For the three months ended March 31, 2023 and 2022, we had $9,000, respectively, in consulting expense to “I Know a Dude, Inc.” owned by Laya Clark. Mr. Clark is a member of our Board of Directors. As of March 31, 2023, we had an outstanding balance due of $86,922, which is included in accounts payable related party.

For the three months ended March 31, 2023 and 2022, we had $10,815 and $9,000, respectively, for un-reimbursed business expenses.  As of March 31, 2023 and December 31,2022, we had outstanding balances due to Joey Firestone of $37,653 and $26,689, respectively, for un-reimbursed business expenses. As of March 31, 2023 and December 31, 2022, we also had an outstanding balance due to Joey Firestone of $40,000 and $55,000, respectively, for consulting services, and $278,125 and $245,312 for salary, respectively, which is included in accounts payable related party.

For the three months ended March 31, 2023 and 2022, we had $0 in accounting expense respectively to “The Mosely Group.” owned by Reesa McKenzie. Ms. McKenzie is the sister of John McKenzie. As of March 31, 2023 and December 31, 2022, we had an outstanding balance due of $4,500, respectively, which is included in accounts payable related party.

F-24

One February 1, 2021 the Company renewed the employment agreement with Joey Firestone with milestone performance bonuses in shares of restricted 144 stock.

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued at par $0.0001 per share) shares to be issued in the amount of $500 which were issued April 29, 2021.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. Total initial payments for all three vehicles were $19,000. Each vehicle has a purchase option upon the completion of the lease agreement. See Note 4 for additional details.

NOTE 4 - LEASES

Our adoption of ASU 2016-02, Leases (Topic 842), and subsequent ASUs related to Topic 842, requires us to recognize substantially all leases on the balance sheet as an ROU asset and a corresponding lease liability. The new guidance also requires additional disclosures as detailed below. We adopted this standard on the effective date of January 1, 2019 and used this effective date as the date of initial application. Under this application method, we were not required to restate prior period financial information or provide Topic 842 disclosures for prior periods. We elected the ‘package of practical expedients,’ which permitted us to not reassess our prior conclusions related to lease identification, lease classification, and initial direct costs, and we did not elect the use of hindsight.

Lease ROU assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term.

We recognized a $142,613 right-of-use asset and $142,613 in a related party lease liability for our finance leases. For our finance leases, the asset is included in other long-term assets on the balance sheet and is amortized within operating income over the lease term. The long-term component of the lease liability is included in other long-term liabilities, net, and the current component is included in other current liabilities.

On May 6, 2022, the Company entered into a lease agreement with its CEO, Joey Firestone, for three cargo vans to be used for delivery and distribution of its products. Mr. Firestone is the guarantor of these vehicles, which he acquired for the sole purpose of the operations of Elite Beverage International. The monthly payment for each vehicle is 66 months of $706.07(APR 8.99%) (2019 Mercedes Sprinter Van), 72 months of $806.76 (APR9.95%) (2019 Ford Transit Van), and 72 months of $796.94. (APR 10.59%) (2020 Ford Transit Van) Each vehicle has a purchase option upon the completion of the lease agreement. Total initial payments were $19,000 for all three vehicles which was $9,000. $5,000, and $5,000 for each one, respectively.

The Company incurred amortization expense, which is included as part of selling, general and administrative expenses, of $6,054 and $0 plus interest expense of $2,743 and $0 during the three months ended March 31, 2023 and 2022, respectively.

The tables below present financial information associated with our leases.

		March 31,	December 31,
	Balance Sheet Classification	2023	2022

Right-of-use assets	Other long-term assets	$124,327	$130,381
Current lease liabilities	Other current liabilities	17,712	17,282
Non-current lease liabilities	Other long-term liabilities	92,896	95,993

F-25

As of March 31, 2023, our maturities of our lease liabilities are as follows:

March 31, 2023
Maturity of lease liabilities	Financing Leases
2023	$20,788
2024	27,717
2025	27,717
2026	27,717
2027	27,011
Thereafter	23,019
Total lease payments	$154,675
Less: Imputed interest	(44,067)
Present value of lease liabilities	$110,608

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment—at cost, less accumulated depreciation:

March 31, 2023
Trucks	55,000

Total cost	55,000

Less accumulated depreciation	(8,227)

Net, property and equipment	$46,773

Depreciation expense for the three months ended March 31 2023 and 2022 was $2,712 and $0, respectively. The trucks are being depreciated over a useful life of 5 years.

NOTE 6 - COMMON STOCK AND COMMON STOCK WARRANTS

Common Stock

The Company had authorized a total of 400,000,000 shares of Common Stock, par value of $0.0001 as of December 31, 2017 for Elite Beverage International. However, Elite Performance Holding Corp. is now the successor company and as of December 31, 2022 there are 465,000,000 (Four Hundred Sixty-Five Million) shares authorized, par value of $0.0001, respectively.

On February 2, 2018, Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:2 common share exchange as follows: 50,000,000 common shares of Elite Performance Holding, Corp., in exchange for 100,000,000 common shares of Elite Beverage International, Inc.

F-26

Shares Registered in the S-1 Registration Statement

As of December 31, 2022, the Company has raised $1,250,000 (25,000,000 shares issued) through a registered offering for $1,250,000 which was registered with the SEC through an S1 registration statement which went effective on April 23, 2019.

Restricted Shares issued

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued par at $0.0001 per share) shares in the amount of $500 which were issued April 29, 2021.

On January 21, 2021 we issued 4,176,000 common subscription shares to accredited investors in the amount of $208,800.

In 2021, we issued 3,287,000 shares of our common stock for services (consulting and advertising) valued at $160,547.

On October 1, 2021, we issued 60,000 shares of our common stock for a commitment fee valued at $3,000.

On October 1, 2021, we issued 400,000 shares of our common stock for patent acquisition valued at $20,000. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on this patent acquisition and recorded to other income (expense).

In November of 2021 we issued 1,110,000 shares of our common stock for our Regulation D offering valued at $111,000 at a per share price of $0.10.

In the year ended December 31, 2022, we issued 18,160,000 common subscription shares to accredited investors for subscription agreements in the amount of $1,811,001.  In the year ended December 31, 2022, we have also received $10,000 for shares to be issued to accredited investors for subscription agreements.

In the year ended December 31, 2022, we issued 8,350,000 shares for services in the amount of $835,000 valued at $0.10 per share.

In the year ended December 31, 2022, we recognized $238,000 in shares issued and $40,000 in shares to be issued for settlement of accounts payable valued at $0.10 per share for a total of 2,780,000 shares.

In the year ended December 31, 2022, we issued 20,000 shares in connection with a convertible note in the amount of $2,000 valued at $0.10 per share. The $2,000 was expensed in the year ended December 31, 2022.

For the three months ended as of March 31, 2023, we issued (to be issued) shares for subscriptions:

100,000 shares in connection with our Regulation D offering in the amount of $10,000 valued at $0.10 per share.

500,000 shares in connection with our Regulation D offering in the amount of $50,000 valued at $0.10 per share.

90,000 shares to be issued in connection with our Regulation D offering in the amount of $9,000 valued at $0.10 per share. The $9,000 was expensed for the three months ended March 31, 2023.

For the three months ended as of March 31, 2023, we issued (to be issued) shares for services:

100,000 shares to be issued in the amount of $10,000 valued at $0.10 per share. The $10,000 was expensed for the three months ended March 31, 2023.

30,000 shares to be issued in the amount of $3,000 valued at $0.10 per share. The $3,000 was expensed for the three months ended March 31, 2023.

30,000 shares to be issued in the amount of $3,000 valued at $0.10 per share. The $3,000 was expensed for the three months ended March 31, 2023.

As of March 31, 2023 we had 128,481,300 common shares outstanding.

F-27

Common Stock Warrants

None.

NOTE 7 - PREFERRED STOCK

The Company has authorized a total of 35,000,000 Shares of Preferred Stock, $0.0001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.  As of December 31, 2017, Elite Beverage International Corp had issued 10,000,000 Shares of Preferred Stock, designated as series A “Cumulative Preference ‘A’”, for $1,000.

10,000,000 Series A preferred which carries super voting rights. Each preferred share carries 20 votes.

On February 2, 2018 Elite Performance Holding Corp., owned and controlled by Firestone and McKenzie, acquired Elite Beverage International through a 1:1 preferred share exchange as follows. 10,000,000 Series A preferred shares of Elite Performance Holdings Corp. in exchange for 10,000,000 Series A preferred shares of Elite Beverage International Inc.

On March 03, 2023, Jon McKenzie transferred his ownership of 5,000,000 Series A Preferred shares with super voting rights to Chairman and CEO Joey Firestone.

NOTE 8 - GOING CONCERN

The Company’s consolidated financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated significant losses and has negative working capital. All of these items raise substantial doubt about its ability to continue as a going concern. Management’s plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company is currently trying to raise new debt or equity to set up and market its line of sports drinks. If the Company is not successful in the development and implementation of a concept which produces positive cash flows from operations, the Company may be forced to continue to raise additional equity or debt financing to fund its ongoing obligations or risk ceasing doing business.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

NOTE 9 - NOTE PAYABLE

On April 30, 2020 Elite Beverage International was approved for a loan for $201,352 through the Payment Protection Program (PPP) with an interest of 0.98% per annum and a maturity date of April 23, 2022. Forgiveness in the amount of $105,867 was given on September 2, 2021, which was recorded as a gain on forgiveness on debt in the statement of operations. As of February 9, 2022, The SBA has paid off the balance of the PPP loan with the lender. The Company is waiting for formal confirmation from the SBA on the status of the loan balance and once received will record the forgiveness of the debt. On the PPP loan, interest expense was $239 for the three months ended March 31 2023 and 2022, respectively. The balance of this PPP loan is $95,485 as of March 31, 2023 and December 31, 2022, respectively.

During the year ended December 31, 2022 and the first quarter of 2023, the Company entered into a non-convertible, non-interest bearing advance for $90,000 and $50,000, respectively from a third party and the monies will be paid back over the course of the next 12 months.  As of March 31, 2023 and December 31, 2022, the balance of this advance is $140,000 and $90,000, respectively.

F-28

In January of 2023, the Company entered into a refinance agreement with a third party that held the original agreement on July of 2022.  In July of 2022, the Company entered into a receivables and sale note payable agreement with a third party. The funded amount by the third party was $50,460, this amount is the purchase price less fees and is the net amount funded to the Company. This note will be paid back with 48 weekly installments of $1,332, for a total amount of $63,960 to be paid back. The note contains Original Issue Discount (OID) of $13,500 at issuance. As of December 31, 2022, the Company owes $29,316 on this note payable and the OID balance is $6,188, leaving a net balance of $23,128. The Company has recorded $7,313 as interest expense for the year ended December 31, 2022 related to this OID.  For the refinance terms in January of 2023 agreement, the Company funded amount by the third party was $98,500, this amount is the purchase price less fees and is the net amount funded to the Company. This note will be paid back with 60 weekly installments of $2,133, for a total amount of $128,000 to be paid back. This note contains Original Issue Discount (OID) of $29,500 at issuance. As of March 31, 2023, the Company owes $107,543 on this note payable and the OID balance is $24,583, leaving a net balance of $82,960. The Company has recorded $4,917 as interest expense for the three months ended March 31, 2023 related to this OID.

NOTE 10 - CONVERTIBLE NOTES PAYABLE

On January 7, 2019, we issued a convertible promissory note to David Stoccardo in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 8, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000. This note also included an original discount fee of $7,500 and had an outstanding balance of $0 as of September 30, 2022. On May 14, 2019 we paid $5,000 of principal on this note and as of March 31, 2023 and December 31, 2022, the outstanding balance was $152,500, respectively. On March 28, 2019 the Company issued David Stoccardo an additional convertible promissory note in the amount of $7,875, with the same terms as his convertible note issued on January 7, 2019 and it was fully satisfied as of December 31, 2022.  On July 5, 2022, the Company issued 20,000 shares to this note holder and recorded $2,000 as additional interest expense for these shares, valued at $0.10 per share. The $2,000 of additional interest expense was expensed in the year ended December 31, 2022. The balance of this note as of March 31, 2023 and December 31, 2022 is $0, respectively. This note is in default and is accruing interest at the default rate of 18%.

On December 4, 2019, we entered into a convertible promissory note in the amount of $189,000, with an interest rate of 8% per annum and a maturity date of December 4, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. This note included an original discount fee of $9,000. March 31, 2023 and December 31, 2022, balance on this debt discount was $0, respectively. We also issued 500,000 commitment shares valued at $25,000 on December 11, 2019 and recorded to debt discount. We amortized $1,712 for the year ended December 31, 2019, and $23,288 and $0 for the years ended December 31, 2020 and 2021 respectively. The outstanding balance on this note as of March 31, 2023 and December 31, 2022 was $189,000, respectively. This note is in default and is accruing interest at the default rate of 18%.

On January 17, 2020 we issued a convertible promissory note to The Hillyer Group Inc. in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 17, 2021. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000 included an original discount fee of $7,500, which was recorded to debt discount. We amortized $26,452 and $1,048 during the years ended December 31, 2020 and 2021 respectively and $1,500 for the year ended December 31, 2022 leaving a balance of $0 and the convertible note had an outstanding balance of $157,500 as of March 31, 2023 and December 31, 2022, respectively. This note is in default and is accruing interest at the default rate of 18%.

F-29

On July 21, 2021 we issued a convertible promissory note to Hillyer Group LLC. in the amount of $26,250 with an interest rate of 8% per annum and a maturity date of July 21, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On July 21, we agreed to issue 60,000 shares of common stock in consideration for the execution of this note, which were subsequently issued on October 1, 2021. These shares are restricted and subject to SEC Rule 144. These shares were valued at $3,000 and recorded to debt discount. We amortized $1,458 of the debt discount for the year ended December 31, 2021 and $1,500 for the nine months ended September 30, 2022 leaving a balance of $42. This note also included an original discount fee of $1,250 recorded to debt discount, we amortized $547 recorded to interest expense during the year ended December 31, 2021 and $703 for the year ended December 31, 2022 leaving a balance of $0. The outstanding balance on the note was $26,250 as of March 31, 2023 and December 31, 2022, respectively. This note is in default and is accruing interest at the default rate of 18%.

On September 16, 2021 we issued a convertible promissory note to Stout LLC. in the amount of $20,000 with an interest rate of 12% per annum and a maturity date of September 16, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. The outstanding balance on the note was $20,000 as of March 31, 2023 and December 31, 2022, respectively.  This note is in default and is accruing interest at the default rate of 18%.

On March 1, 2023 we entered into a convertible promissory note in the amount of $10,000 with an interest rate of 8% per annum and a maturity date of March 1, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.50. The outstanding balance on the note was $10,000 as of March 31, 2023

Total interest expense including discount amortization on the above notes for the 3 months ended March 31, 2023 and 2022 was $37,230 includes the finance lease interest on automobiles as referenced in Note 4 and $25,105, respectively.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

None

NOTE 12 - CONCENTRATIONS

Concentration of Major Customers

As of December 31, 2022, the Company’s trade accounts receivables were $25,202 and 1 customer accounted for 90% of the trade accounts receivable balance. For the year ended December 31, 2022, the Company received approximately 23% of its revenue from online sales and 1 customer accounted for 15% of total revenue.

As of March 31, 2023, the Company’s trade accounts receivables were $23,688 and 1 customer accounted for 90% of the trade accounts receivable balance. For three months ended March 31, 2023, the Company received approximately 68% of its revenue from online sales.

NOTE 13 - INVENTORY

As of March 31, 2023, the Company’s inventory was $162,745, which consisted of $48,304 in raw material and $114,441 in finished goods.

As of December 31, 2022, the Company’s inventory was $178,003, which consisted of $46,740 in raw material and $131,263 in finished goods.

F-30

NOTE 14 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to March 31, 2023 through the date these consolidated financial statements were issued and has reported the following events:

In April of 2023, the Company issued 400,000 shares of common stock to Erica Stump for outstanding debt of $40,000.

In May of 2023, the Company entered into a convertible promissory note in the amount of $25,000 with an interest rate of 10% per annum and a maturity date of May 3, 2024.

From April 1, 2023 to June 30, 2023, the Company has issued a total of 400,000 shares of common stock from the Reg. D offering and 760,000 shares of common stock for services provided.

As of July 10, 2023, there were 129,641,300 shares of the registrant’s common stock, $0.0001 par value, issued and outstanding

F-31

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company.

Expense

SEC Registration Fee:	$139.47
Blue Sky fees and expenses:	$1,000.00
Legal fees and expenses:	$10,000.00
Accounting fees and expenses:	$20,000.00
Printing expenses	-
*Total	$31,139.47

_____________________

Item 14. Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.3 herein.

Agreements

We intend to enter into compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

39

Item 15. Recent Sales of Unregistered Securities

Convertible Notes

The following convertible notes were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.  Section 4(a)(2) of the Securities Act of 1933, as amended, provides an exemption from the SEC’s registration statement requirements for transactions by an issuer that do not involve a public offering of securities.  These convertible notes were not offered to the public.  No general solicitation was used. Section 4(a)(2) allows an issuer to raise an unlimited amount of capital in private transactions from sophisticated investors who can fend for themselves. In each of the convertible notes listed below, the investors are sophisticated, and are either friends or family members of the Company’s CEO, Joey Firestone.  These sophisticated investors can evaluate the risks and merits of the investment and are able to bear the investment’s economic risk.  The shares of our common stock, which will be issued to the holder of each note sold in reliance upon Section 4(a)(2) are restricted securities and may not be resold by purchasers in the offering absent SEC registration or an exemption therefrom, such as Rule 144 of the Securities Act.

On January 7, 2019, we issued a convertible promissory note to David Stoccardo in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 8, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000. This note also included an original discount fee of $7,500 and had an outstanding balance of $0 as of September 30, 2022. On May 14, 2019 we paid $5,000 of principal on this note and as of March 31, 2023 and December 31, 2022, the outstanding balance was $152,500, respectively. On March 28, 2019 the Company issued David Stoccardo an additional convertible promissory note in the amount of $7,875, with the same terms as his convertible note issued on January 7, 2019 and it was fully satisfied as of December 31, 2022.  On July 5, 2022, the Company issued 20,000 shares to this note holder and recorded $2,000 as additional interest expense for these shares, valued at $0.10 per share. The $2,000 of additional interest expense was expensed in the year ended December 31, 2022. The balance of this note as of March 31, 2023 and December 31, 2022 is $0, respectively. This note is in default and is accruing interest at the default rate of 18%.

On December 4, 2019, we entered into a convertible promissory note in the amount of $189,000, with an interest rate of 8% per annum and a maturity date of December 4, 2020. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. This note included an original discount fee of $9,000. March 31, 2023 and December 31, 2022, balance on this debt discount was $0, respectively. We also issued 500,000 commitment shares valued at $25,000 on December 11, 2019 and recorded to debt discount. We amortized $1,712 for the year ended December 31, 2019, and $23,288 and $0 for the years ended December 31, 2020 and 2021 respectively. The outstanding balance on this note as of March 31, 2023 and December 31, 2022 was $189,000, respectively. This note is in default and is accruing interest at the default rate of 18%.

On January 17, 2020 we issued a convertible promissory note to The Hillyer Group Inc. in the amount of $157,500 with an interest rate of 8% per annum and a maturity date of January 17, 2021. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On January 17, 2019 the Company issued 400,000 shares of common stock in consideration for the execution of this note. These shares are restricted and subject to SEC Rule 144. These shares were valued at $20,000 included an original discount fee of $7,500, which was recorded to debt discount. We amortized $26,452 and $1,048 during the years ended December 31, 2020 and 2021 respectively and $1,500 for the year ended December 31, 2022 leaving a balance of $0 and the convertible note had an outstanding balance of $157,500 as of March 31, 2023 and December 31, 2022, respectively. This note is in default and is accruing interest at the default rate of 18%.

On July 21, 2021 we issued a convertible promissory note to Hillyer Group LLC. in the amount of $26,250 with an interest rate of 8% per annum and a maturity date of July 21, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. On July 21, we agreed to issue 60,000 shares of common stock in consideration for the execution of this note, which were subsequently issued on October 1, 2021. These shares are restricted and subject to SEC Rule 144. These shares were valued at $3,000 and recorded to debt discount. We amortized $1,458 of the debt discount for the year ended December 31, 2021 and $1,500 for the nine months ended September 30, 2022 leaving a balance of $42. This note also included an original discount fee of $1,250 recorded to debt discount, we amortized $547 recorded to interest expense during the year ended December 31, 2021 and $703 for the year ended December 31, 2022 leaving a balance of $0. The outstanding balance on the note was $26,250 as of March 31, 2023 and December 31, 2022, respectively. This note is in default and is accruing interest at the default rate of 18%.

On September 16, 2021 we issued a convertible promissory note to Stout LLC. in the amount of $20,000 with an interest rate of 12% per annum and a maturity date of September 16, 2022. The note carries a prepayment feature or is convertible 180 days from the date of the note, at a fixed price of $.05 or if publicly traded at the rate of the lessor of $.05 or the lowest of 65% of the lowest closing bid price for 3 trading days previous to the conversion or based on any subsequent financings with better terms to other investors. The outstanding balance on the note was $20,000 as of March 31, 2023 and December 31, 2022, respectively.  This note is in default and is accruing interest at the default rate of 18%.

On March 1, 2023 we entered into a convertible promissory note in the amount of $10,000 with an interest rate of 8% per annum and a maturity date of March 1, 2024. The note carries a prepayment feature or is convertible 14 days from the date of the note, at a fixed price of $0.50. The outstanding balance on the note was $10,000 as of March 31, 2023

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During the period from January 1, 2020 through December 31, 2022, we have issued the following securities which were not registered under the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering:

On January 1, 2021, the Company entered into a royalty free trademark licensing agreement between Elite Beverage International Corp. and its subsidiary BYLT Performance LLC in consideration for 5,000,000 (valued par at $.0001 per share) shares in the amount of $500 which were issued April 29, 2021.

On January 21, 2021 we issued 4,176,000 common subscription shares to accredited investors in the amount of $208,800.

In 2021, we issued 3,287,000 shares of our common stock for services (consulting and advertising) valued at $160,547.

On October 1, 2021, we issued 60,000 shares of our common stock for a commitment fee valued at $3,000.

On October 1, 2021, we issued 400,000 shares of our common stock for patent acquisition valued at $20,000. For the year ended December 31, 2021, an impairment loss of $20,000 was recognized on this patent acquisition and recorded to other income (expense).

In November of 2021 we issued 1,110,000 shares of our common stock for our Reg D offering valued at $111,000 at a per share price of $.10.

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In the year ended December 31, 2022, we issued 18,160,000 common subscription shares to accredited investors for subscription agreements in the amount of $1,811,001.In the year ended December 31, 2022, we have also received $10,000 for shares to be issued to accredited investors for subscription agreements.

In the year ended December 31, 2022, we issued 8,350,000 shares for services in the amount of $835,000 valued at $0.10 per share.

In the year ended December 31, 2022, we recognized $238,000 in shares issued and $40,000 in shares to be issued for settlement of accounts payable valued at $0.10 per share for a total of 2,780,000 shares.

In the year ended December 31, 2022, we issued 20,000 shares in connection with a convertible note in the amount of $2,000 valued at $0.10 per share. The $2,000 was expensed in the year ended December 31, 2022.

For the three months ended as of March 31, 2023, we issued (to be issued) shares for subscriptions:

100,000 shares in connection with our Regulation D offering in the amount of $10,000 valued at $0.10 per share.

500,000 shares in connection with our Regulation D offering in the amount of $50,000 valued at $0.10 per share.

90,000 shares to be issued in connection with our Regulation D offering in the amount of $9,000 valued at $0.10 per share. The $9,000 was expensed for the three months ended March 31, 2023.

For the three months ended as of March 31, 2023, we issued (to be issued) shares for services:

100,000 shares to be issued in the amount of $10,000 valued at $0.10 per share. The $10,000 was expensed for the three months ended March 31, 2023.

30,000 shares to be issued in the amount of $3,000 valued at $0.10 per share. The $3,000 was expensed for the three months ended March 31, 2023.

30,000 shares to be issued in the amount of $3,000 valued at $0.10 per share. The $3,000 was expensed for the three months ended March 31, 2023.

As of March 31, 2023 we had 128,481,300 common shares outstanding.

In 2020 we issued 19,254,000 common subscription shares to accredited investors for stock payable in the amount of $962,700.

In 2020 we issued 10,000 common shares for services valued at $500 to a consultant

As of December 31, 2020, we had 276,060 shares to be issued in the amount of $13,803 from stock subscriptions to accredited individuals.

In 2020 we issued 400,000 of common shares for financing fees in the amount of $20,000

On February 19, 2020, we issued 100,000 shares of our common stock for services (consulting and advertising) valued at $5,000.

On June 12, 2020, we issued 50,000 shares of our common stock for services (consulting and advertising) valued at $2,500.

On August 01, 2020, the Company entered into an Exclusivity Agreement between its wholly owned subsidiary Elite Beverage International Corp. and Bruce Kneller for exclusive rights on a patented SmartCarb® technology (US Patent Application No. 16/785,498.) This Agreement gives the Company first right of refusal to purchase the technology upon issuance of its patent for 200,000 (valued at $.05 per share) shares to be issued in the amount of $10,000. Which were issued April 20, 2021. As of September 30, 2020, the Company elected to impair the license by $10,000 for a net balance of $0.

As of December 31, 2020, we had consulting agreements that had shares to be issued, for a total of 276,060 shares. The vesting expense for these shares was $13,803 for the year ended December 31, 2020. These shares were not issued in 2020 and are reflected as shares to be issued.

In the month of November 2021, the company filed a Regulation D Offering under 506(b)with the SEC under the Securities Act of 1933 to raise an additional $1,500,000 to relaunch our product after the COVID-19 lockdowns. The company satisfies all requirements for exemption as a “Safe Harbor” under Regulation D of the Securities Act of 1933.

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Item 16. Exhibits and Financial Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

a. Financial Statements

1.	Audited Financial Statements and Notes for the years ended December 31, 2022 and 2021.

b. Exhibits

 _______________

Exhibit No.	Description
3.1	Articles of Incorporation of Elite Beverage International Corp., as amended, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
3.2	Articles of Incorporation of Registrant, as amended, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
3.3	Bylaws of Registrant, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
3.4	Certificate of Designation for Series A Preferred Stock
3.5	Certificate of Designation for Series X Preferred Stock
5.1	Opinion of Matheau J. W. Stout Regarding Legality of the Securities Being Registered
10.1	Contribution and Assignment Agreement dated February 2, 2018, (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
10.2	Ingredient Studies (previously filed as an exhibit to the S-1/A filed on January 30, 2019)
10.3	GBS Growth Partners Documentation (previously filed as an exhibit to the S-1/A filed on January 30, 2019)
10.4	Limited Exclusivity Agreement dated September 1, 2018 (previously filed as an exhibit to the S-1/A filed on October 2, 2018)
10.5	Employment Agreement between the Registrant and Joey Firestone (previously filed as an exhibit to the S-1/A filed on January 30, 2019)
10.6	Employment Agreement between the Registrant and Joey Firestone 2021
10.7	Term Sheet dated January 9,2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.8	Convertible Note dated January 9, 2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.9	Board minutes dated January 3, 2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.10	SPA dated December 10, 2019 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.11	Convertible Note dated December 10, 2018 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.12	Board minutes dated December 9, 2018 (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.13	Advisory Service Agreement (previously filed as an exhibit to the S-1/A filed on February 13, 2019)
10.14	Form of Subscription Agreement
23.1	Consent of Law Office of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)
23.2	Consent of M&K, CPAS
107	Filing Fees Table

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami-Dade, State of Florida on July 11, 2023.

ELITE PERFORMANCE HOLDING CORPORATION

Date: July 11, 2023	/s/ Joey Firestone
By: Joey Firestone
Its: Chief Executive Officer;
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Joey Firestone	Chief Executive Officer	July 11, 2023
Joey Firestone	(Principal Executive Officer and Director)

/s/ Joey Firestone	Chief Financial Officer	July 11, 2023
Joey Firestone	(Principal Accounting and Financial Officer and Director)

/s/ Laya Clark	Director, Secretary	July 11, 2023
Laya Clark

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